EXECUTION VERSION








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                         AGREEMENT AND PLAN OF MERGER

                                  DATED AS OF

                              SEPTEMBER 15, 2004

                                 BY AND AMONG

                    AMERICAN MEDICAL SECURITY GROUP, INC.,

                        PACIFICARE HEALTH SYSTEMS, INC.

                                      AND

                           ASHLAND ACQUISITION CORP.




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                                            TABLE OF CONTENTS

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ARTICLE I DEFINITIONS....................................................................................1
   Section 1.1        Definitions........................................................................1

ARTICLE II THE MERGER....................................................................................8
   Section 2.1        The Merger; Closing................................................................8
   Section 2.2        Conversion of Shares...............................................................9
   Section 2.3        Surrender and Payment..............................................................9
   Section 2.4        Stock Options and Other Equity Awards.............................................11
   Section 2.5        Adjustments.......................................................................12
   Section 2.6        Withholding Rights................................................................12
   Section 2.7        Lost Certificates.................................................................12

ARTICLE III CERTAIN GOVERNANCE MATTERS..................................................................12
   Section 3.1        Articles of Incorporation of the Surviving Corporation............................12
   Section 3.2        Bylaws of the Surviving Corporation...............................................12
   Section 3.3        Directors and Officers of the Surviving Corporation...............................13

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................13
   Section 4.1        Organization and Qualification; Charter Documents.................................13
   Section 4.2        Corporate Authorization; Enforceability; Board Action.............................14
   Section 4.3        Consents and Approvals; No Violations.............................................15
   Section 4.4        Capitalization....................................................................16
   Section 4.5        SEC Filings and Financial Statements..............................................17
   Section 4.6        Absence of Certain Changes........................................................19
   Section 4.7        Undisclosed Liabilities...........................................................19
   Section 4.8        Litigation........................................................................19
   Section 4.9        Compliance with Laws..............................................................19
   Section 4.10       Reserves..........................................................................21
   Section 4.11       Employee Benefit Plans............................................................21
   Section 4.12       Taxes.............................................................................23
   Section 4.13       Contracts.........................................................................23
   Section 4.14       Intellectual Property.............................................................25
   Section 4.15       Properties and Assets.............................................................25
   Section 4.16       Environmental Matters.............................................................26
   Section 4.17       Transactions with Affiliates......................................................27
   Section 4.18       Insurance Issued by the Insurance Companies.......................................27
   Section 4.19       Insurance.........................................................................28
   Section 4.20       Adverse Communications............................................................28
   Section 4.21       Capital or Surplus Maintenance....................................................28
   Section 4.22       Disclosure Documents..............................................................28
   Section 4.23       Opinions of Financial Advisors....................................................29
   Section 4.24       Finders' or Advisors' Fees........................................................29
   Section 4.25       Rating Matter.....................................................................29

ARTICLE V REPRESENTATIONS AND WARRANTIES  OF PARENT AND MERGER SUBSIDIARY...............................29
   Section 5.1        Organization and Qualification; Charter Documents.................................30
   Section 5.2        Corporate Authorization; Enforceability; Board Action.............................30
   Section 5.3        Consents and Approvals; No Violations.............................................31
   Section 5.4        SEC Filings and Financial Statements..............................................32
   Section 5.5        Litigation........................................................................32
   Section 5.6        Compliance with Laws..............................................................33
   Section 5.7        No Parent Vote Required...........................................................34
   Section 5.8        Parent Ownership of Company Securities............................................34
   Section 5.9        Disclosure Documents..............................................................34
   Section 5.10       Finders' or Advisors' Fees........................................................34
   Section 5.11       Financing.........................................................................34
   Section 5.12       Ownership and Operations of Merger Subsidiary.....................................34

ARTICLE VI COVENANTS....................................................................................35
   Section 6.1        Conduct of the Company's Business Pending the Merger..............................35
   Section 6.2        Preparation of Proxy Statement; Shareholder Meeting...............................38
   Section 6.3        Access to Information; Confidentiality............................................39
   Section 6.4        No Solicitation; Unsolicited Proposals............................................40
   Section 6.5        Company Board of Directors' Recommendation........................................42
   Section 6.6        Regulatory Filings; Reasonable Best Efforts.......................................43
   Section 6.7        Employee Benefits.................................................................45
   Section 6.8        Public Announcements..............................................................48
   Section 6.9        Further Assurances................................................................48
   Section 6.10       Notification of Certain Matters...................................................48
   Section 6.11       Indemnification; D&O Insurance....................................................49
   Section 6.12       Undertakings of Parent............................................................51
   Section 6.13       FIRPTA Matters....................................................................51

ARTICLE VII CONDITIONS TO THE MERGER....................................................................52
   Section 7.1        Conditions to Each Party's Obligation to Effect the Merger........................52
   Section 7.2        Conditions to Obligations of Parent and Merger Subsidiary.........................52
   Section 7.3        Conditions to Obligation of the Company...........................................53
   Section 7.4        Frustration of Closing Conditions.................................................54

ARTICLE VIII TERMINATION AND EXPENSES...................................................................54
   Section 8.1        Termination.......................................................................54
   Section 8.2        Effect of Termination.............................................................55
   Section 8.3        Fees and Expenses.................................................................56

ARTICLE IX MISCELLANEOUS................................................................................57
   Section 9.1        Non-Survival of Representations and Warranties and Agreements.....................57
   Section 9.2        Representations and Warranties....................................................57
   Section 9.3        Amendments; No Waivers............................................................57
   Section 9.4        Notices...........................................................................58
   Section 9.5        Successors and Assigns............................................................58
   Section 9.6        Governing Law.....................................................................59
   Section 9.7        Consent to Jurisdiction...........................................................59
   Section 9.8        Waiver of Jury Trial..............................................................59
   Section 9.9        Counterparts; Effectiveness.......................................................59
   Section 9.10       Entire Agreement..................................................................59
   Section 9.11       Third Party Beneficiaries.........................................................59
   Section 9.12       Severability......................................................................60
   Section 9.13       Specific Performance..............................................................60
   Section 9.14       Construction......................................................................60

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                            INDEX OF DEFINED TERMS


Acquisition Proposal.........................................................42
Actual Performance Amount....................................................47
affiliate....................................................................60
Agreement.....................................................................1
Antitrust Division...........................................................44
ASO Contracts.................................................................1
Beneficially Own..............................................................2
Beneficially Owning...........................................................2
Bonus Amount.................................................................47
Bonus Eligible Employee......................................................47
Business Day..................................................................2
Certificate...................................................................9
Client Contract...............................................................2
Closing.......................................................................8
Closing Date..................................................................8
Code..........................................................................2
Company.......................................................................1
Company Affiliated Group.....................................................23
Company Bonus Plans..........................................................47
Company Change in Recommendation.............................................42
Company Common Stock..........................................................9
Company Contracts............................................................24
Company Deferred Compensation Plans...........................................2
Company Disclosure Letter....................................................13
Company Employee Plans.......................................................21
Company Employees............................................................45
Company Intellectual Property................................................25
Company Options..............................................................11
Company Organizational Documents.............................................14
Company Permit................................................................2
Company Recommendation.......................................................39
Company Regulatory Filings...................................................20
Company Requisite Regulatory Approvals.......................................53
Company Rights...............................................................16
Company Rights Agreement.....................................................16
Company SEC Documents.........................................................2
Company Shareholder Approval.................................................14
Company Shareholder Meeting..................................................39
Company State Regulatory Filings.............................................18
Company Stock Option Plans...................................................11
Company Subsidiary Organizational Documents..................................14
Confidentiality Agreement....................................................40
Contract......................................................................2
Copyrights...................................................................25
Effective Time................................................................8
End Date.....................................................................54
Environmental Laws............................................................2
ERISA........................................................................21
ERISA Affiliate..............................................................21
Exchange Act.................................................................16
FTC..........................................................................44
GAAP..........................................................................2
Governmental Authority........................................................2
Governmental Consents........................................................53
Hazardous Material............................................................3
Health Care Laws..............................................................3
Health Plan...................................................................3
Health Plan Contract..........................................................3
Health Plan Members...........................................................3
Houlihan.....................................................................29
HSR Act......................................................................15
including....................................................................60
Indemnified Parties..........................................................49
Insurance Contract............................................................3
Insurance Products............................................................3
Insured.......................................................................4
Intellectual Property........................................................25
IP Licenses...................................................................4
JPMorgan.....................................................................29
knowledge of Parent...........................................................4
knowledge of the Company......................................................4
Law...........................................................................4
Leased Real Property.........................................................26
Leases........................................................................4
Liability.....................................................................4
Lien..........................................................................4
Litigation...................................................................19
Material Adverse Effect.......................................................4
Material Company Contract.....................................................5
Maximum Premium..............................................................51
Merger........................................................................1
Merger Consideration..........................................................9
Merger Subsidiary.............................................................1
Merger Subsidiary Common Stock................................................9
Monthly Average Actual Performance Amount....................................47
Option Exchange Ratio.........................................................5
Owned Real Property..........................................................25
Paid Expenses................................................................56
Parent........................................................................1
Parent Common Stock..........................................................11
Parent Disclosure Letter.....................................................29
Parent Permit.................................................................5
Parent Requisite Regulatory Approvals........................................54
Parent SEC Documents..........................................................6
Parent Trading Price..........................................................6
parties......................................................................61
party........................................................................61
Patents......................................................................25
Paying Agent..................................................................9
Payor.........................................................................6
Payor Contract................................................................6
Permitted Liens...............................................................6
Person........................................................................6
PPO...........................................................................6
Pre-Closing Period...........................................................35
Provider Contracts............................................................6
Providers.....................................................................6
Proxy Statement..............................................................38
Regulatory Material Adverse Effect...........................................44
Release.......................................................................7
Representative................................................................7
Restraints...................................................................52
SAP...........................................................................7
Sarbanes-Oxley Act...........................................................18
SEC...........................................................................7
SEC Material Company Contract................................................23
Securities Act...............................................................16
Severance Agreements.........................................................45
Software......................................................................7
Subsidiary....................................................................7
Superior Proposal............................................................42
Surviving Corporation.........................................................8
Tax Return....................................................................7
Taxes.........................................................................7
Termination Fee..............................................................56
Third Party...................................................................8
Title IV Plan................................................................21
TPA...........................................................................8
Trademarks...................................................................25
WBCL..........................................................................1

                         AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 15, 2004, is entered into by and among AMERICAN MEDICAL SECURITY GROUP, INC., a Wisconsin corporation (the "Company"), PACIFICARE HEALTH SYSTEMS, INC., a Delaware corporation ("Parent"), and ASHLAND ACQUISITION CORP., a newly-formed Wisconsin corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary").

                             W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Subsidiary deem it advisable and in the best interests of their respective shareholders that the parties consummate the transactions contemplated herein, upon the terms and subject to the conditions provided for herein;

         WHEREAS, in furtherance thereof, the respective Boards of Directors of the Company, Parent (on its own behalf and as the sole shareholder of Merger Subsidiary), and Merger Subsidiary have approved and adopted this Agreement and resolved that the transactions contemplated hereby are advisable and in the best interests of their respective shareholders, including the consummation of the merger of Merger Subsidiary with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein and in accordance with the provisions of the Wisconsin Business Corporation Law (the "WBCL"); and

         WHEREAS, the Board of Directors of the Company has resolved to recommend to its shareholders approval and adoption of this Agreement and the transactions contemplated hereby (including the Merger), upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

                                  ARTICLE I

                                  DEFINITIONS

         Section 1.1 Definitions. When used herein, the following terms shall have the respective meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ASO Contracts" means Contracts entered into by the Company or any Subsidiary for the administration of health care benefits or services for which the applicable employer or other plan sponsor remains financially responsible on a self-insured basis, and excluding any Insurance Contracts and Health Plan Contracts.

         "Beneficially Own" or "Beneficially Owning" shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized to be closed in Green Bay, Wisconsin.

         "Client Contract" means any ASO Contract, Health Plan Contract, Insurance Contract, Payor Contract or any other Contract pursuant to which a Person pays a premium, reimbursement or other amount to the Company or any of its Subsidiaries for furnishing goods or services to or for the benefit, or on behalf, of such Person.

         "Code" means the Internal Revenue Code of 1986.

         "Company Deferred Compensation Plans" shall mean the Company's Directors Deferred Compensation Plan, effective January 1, 2000, and the Deferred Stock Agreement, dated as of November 17, 1998, between the Company and the Chief Executive Officer of the Company.

         "Company Permit" means all licenses, registrations, franchises, permits, certificates, approvals, accreditation or other similar authorizations required for the business operated by the Company or its Subsidiaries, including any insurance license, managing general agent license, PPO license, TPA license, utilization review agent license, producer license or managed care organization certificate.

         "Company SEC Documents" means any forms, reports, schedules, statements, prospectuses and other documents and exhibits publicly filed with or furnished to the SEC by the Company or any of its Subsidiaries since January 1, 2001 through the date hereof (as such forms, reports, schedules, statements, prospectuses and other documents have been amended and supplemented since the time of their respective filing or furnishing through the date hereof).

         "Contract" shall mean, with respect to any Person, any agreement, undertaking, contract, commitment, obligation, indenture, deed of trust or other instrument, document or agreement (whether written or oral) to which such Person is bound.

         "Environmental Laws" means federal, state, local and foreign Laws, judicial decisions, injunctions, permits and governmental agreements relating to human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including Hazardous Materials.

         "GAAP" means United States generally accepted accounting principles consistently applied throughout the periods involved.

         "Governmental Authority" means any nation or government, state or other political subdivision thereof, entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of government, including any domestic (federal, state or local) or foreign governmental or regulatory authority, agency, department, board, commission, administration or instrumentality, court, tribunal or arbitrator or any self-regulatory organization (including state departments or divisions of insurance and state departments of health).

         "Hazardous Material" means all substances or materials regulated as hazardous, toxic, explosive, dangerous, flammable or radioactive under any Environmental Law, including (a) petroleum, asbestos or polychlorinated biphenyls and (b) in the United States, all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5.

         "Health Care Laws" mean all Laws relating to: (a) the licensure, certification, qualification or authority to transact business relating to the provision of, payment or reimbursement for or administration of health care benefits or insurance, including the Laws governing insurance companies, PPOs or other Payors; (b) the administration of claims or benefits for health services or processing or payment of claims for health services, including TPAs, utilization review agents and Persons performing quality assurance, credentialing or coordination of benefits; (c) ERISA; and (d) the Health Insurance Portability and Accountability Act of 1996.

         "Health Plan" means any or all of the prepaid health care benefit plans offered, sold or administered by the Company or any of its Subsidiaries that involve the arrangement, delivery, administration and/or payment of health care benefits to or for Health Plan Members.

         "Health Plan Contract" means any Contract for the provision of Health Plan benefits that the Company or any of its Subsidiaries has entered into with (a) an eligible individual who subscribes to a Health Plan (which subscription may be on behalf of the individual alone or the individual together with one or more eligible dependents), or (b) an employer or other group that purchases the Health Plan for its eligible employees or other individuals (together, if applicable, with such employees' or other individuals' eligible dependents), which in either case, the Company or one of its Subsidiaries has assumed financial risk for the provision of such Health Plan benefits.

         "Health Plan Members" means, at the time of determining membership status, any individual who is enrolled as a member under a Health Plan.

         "Insurance Contract" means any of the insurance policies, Contracts of insurance, policy endorsements, certificates of insurance and application forms pertaining to the Insurance Products underwritten or reinsured by the Company or any of its Subsidiaries.

         "Insurance Products" means (a) any of the health insurance coverage underwritten or reinsured in whole or in part by the Company or any of its Subsidiaries on a traditional indemnity basis or as part of a PPO health benefit plan or product, (b) any indemnity life, disability, accidental death and dismemberment, dental or other insurance coverages underwritten or reinsured in whole or in part by the Company or any of its Subsidiaries, (c) any discount or preferred price arrangement included as part of a Contract offered by the Company or any of its Subsidiaries with respect to products or services provided by third parties and (d) any stop-loss coverage or other insurance offered, underwritten or reinsured by the Company or any of its Subsidiaries.

         "Insured" means any individual who is covered under an Insurance Product pursuant to an Insurance Contract.

         "IP Licenses" means all licenses and agreements (excluding "click-wrap" or "shrink-wrap" agreements or agreements contained in "off-the-shelf" Software or the terms of use or service for any web site) pursuant to which the Company and its Subsidiaries have acquired rights in (including usage rights to) any Intellectual Property, or licenses and agreements pursuant to which the Company and its Subsidiaries have licensed or otherwise granted the right to use any Intellectual Property, including license agreements, settlement agreements and covenants not to sue.

         "knowledge of Parent" means the actual knowledge, after reasonable inquiry, of the executive officers of Parent, with respect to each such individual employed as of the date hereof and as of the Closing Date as of such respective dates.

         "knowledge of the Company" means the actual knowledge, after reasonable inquiry, of the executive officers of the Company and the Company's Vice President of Corporate Legal, with respect to each such individual employed as of the date hereof and as of the Closing Date as of such respective dates.

         "Law" shall mean any law (including common law), ordinance, writ, statute, treaty, rule or regulation, including all Health Care Laws.

         "Leases" means all leases, subleases or licenses, including all amendments with respect thereto, pursuant to which the Company or any of its Subsidiaries use or hold any material Leased Real Property.

         "Liability" means any debt, liability, commitment or obligation of any kind whatsoever, whether due or to become due, known or unknown, accrued or fixed, or absolute or contingent.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         "Material Adverse Effect" means, with respect to any Person, any fact, event, circumstance, change or effect that, individually or together with other facts, events, circumstances, changes or effects is, or would reasonably be likely to be, materially adverse to the business, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any fact, event, circumstance, change or effect relating to any of the following be taken into account in determining whether there has been, is, or would reasonably be likely to be, a Material Adverse Effect on or with respect to a Person: (i) the economy in general in the United States; (ii) United States or global financial or securities markets or conditions; (iii) the health and life insurance industries generally if they do not have a materially disproportionate affect on such Person; (iv) changes in applicable Law or in GAAP; (v) any adverse development in any pending or threatened Litigation, mediation or arbitration as of the date hereof (but limited, in the case of threatened Litigation, mediation or arbitration, to such matters that are set forth or referenced on the Company Disclosure Letter), other than any such development that, considered in the aggregate with all other adverse or positive developments relating to such Litigation, mediation or arbitration, is materially adverse to the business, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole, when compared with the status of such pending or threatened Litigation, mediation or arbitration as of the date hereof; or (vi) the execution and delivery of this Agreement or announcement of the transactions contemplated hereby, including the identity of Parent, or consummation of the transactions contemplated hereby.

         "Material Company Contract" shall mean any Contract that (a) involves annual revenues or expenditures of the Company or its Subsidiaries in excess of $250,000 and relates to (i) the incurrence of indebtedness for borrowed money (including sale and leaseback transactions, capitalized lease transactions and other similar financing transactions), (ii) any reinsurance arrangement, (iii) a Leasehold relationship, (iv) IP Licenses with respect to any rights under any material Intellectual Property, (v) any outsourcing agreements or (vi) any provisions that by their express terms require the Company or any of its Subsidiaries with respect to a particular aspect of their respective insurance businesses to deal exclusively with one or more Persons with respect to such particular aspect of their respective insurance businesses, (b) contains any provisions that by their express terms limit in any material respect the manner or the localities in which the business of the Company or its Subsidiaries, or following consummation of the transactions contemplated hereby, Parent's or its Subsidiaries' business, is or would be conducted under such Contract, (c) constitutes any material joint venture or material partnership agreement or (d) grants any right of first refusal or right of first offer or similar right that limits the ability of the Company or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any amount of assets or business with a value in excess of $250,000 (other than investments permitted by the Company's investment policy in effect on the date hereof). For purposes of this Agreement, "Material Company Contracts" shall include SEC Material Company Contracts but shall not include any Client Contract.

         "Option Exchange Ratio" shall mean the quotient (to four decimal places) of the Merger Consideration divided by the Parent Trading Price.

         "Parent Permit" means all licenses, registrations, franchises, permits, certificates, approvals, accreditation or other similar authorizations required for the business operated by Parent or its Subsidiaries, including any insurance license, managing general agent license, PPO license, TPA license, utilization review agent license, producer license or managed care organization certificate.

         "Parent SEC Documents" means any forms, reports, schedules, statements, prospectuses and other documents and exhibits publicly filed with or furnished to the SEC by Parent or any of its Subsidiaries since January 1, 2001 through the date hereof (as such forms, reports, schedules, statements, prospectuses and other documents have been amended and supplemented since the time of their respective filing or furnishing through the date hereof).

         "Parent Trading Price" means the average of the per share closing trading price of Parent Common Stock on the NYSE Composite Transactions Tape (or, if not reported thereby, as reported by any other authoritative source), for the ten (10) trading days ending on the trading day immediately prior to the Closing Date.

         "Payor" means any health maintenance organization, competitive medical plan, risk-bearing PPO, exclusive provider organization, point-of-service plan, other managed care plan or program, indemnity insurance carrier, self-funded employer plan or fund, Governmental Authority, TPA, health and welfare fund or other Person that pays, covers, underwrites or arranges for health care services for its employees, members, subscribers, enrollees, insureds, beneficiaries or other eligible individuals. "Payor Contract" means any Contract whereby a Payor has engaged the Company or any of its Subsidiaries to provide, arrange for, or assume financial risk for some health care coverage, services or treatment to which such Payor's eligible individuals are entitled.

         "Permitted Liens" means such of the following: (a) Liens disclosed in the financial statements (or the notes thereto) of the Company SEC Documents,
(b) Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings, (c) original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (d) mechanics', carriers', workers' or repairmens' Liens arising in the ordinary course of business and securing payments or obligations that are not delinquent and (e) Liens that do not materially interfere with, or materially adversely affect, the value or use of the respective underlying asset, as presently used, to which such Liens relate.

         "Person" means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association and any other entity or "group" (as such term is defined in Rule 13d-5(b)(1) of the Exchange Act).

         "PPO" means a preferred provider organization.

         "Provider Contracts" means all Contracts with Providers or with intermediaries that contract with Providers with respect to the payment for health care or related services to Health Plan Members, Insureds or to Persons covered under a Client Contract.

         "Providers" means any and all hospitals (including hospital providers), physicians, physician or medical groups, independent practice associations, physician hospital organizations, integrated delivery systems, pharmacies and pharmacists, mental health professionals, other medical or health professionals, health care facilities or other providers of services or products who or which have contracted with the Company or any of its Subsidiaries to provide health care or related services or products.

         "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any real property, including the movement of Hazardous Materials through or in the air, soil, surface water or groundwater.

         "Representative" means, with respect to any Person, its officers, directors, employees, auditors, financial advisors, attorneys, accountants, actuaries, consultants and other agents, advisors or representatives.

         "SAP" means, with respect to any Person, the statutory accounting principles and practices prescribed or permitted by its domiciliary state.

         "SEC" means the Securities and Exchange Commission.

         "Software" means all computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code or object code form, databases and compilations, including any and all electronic collections of data, all documentation, including user manuals and training materials, related to any of the foregoing and the content and information contained on any web site.

         "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company or other Person of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) or (b) the interest in the capital or profits of such partnership, joint venture, limited liability company or other Person, is at the time owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

         "Tax Return" means any return, report or similar statement (including any attachment or supplement thereto) supplied to or required to be supplied to any taxing authority, including, any information return, claim for refund, amended return or declaration of estimated Tax.

         "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, taxes, fees, duties, customs, tariffs or assessments, obligations or other similar charges of any kind on or with respect to income, franchises, premiums or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation or unemployment compensation or net worth, and taxes or other similar charges of any kind in the nature of excise, withholding, ad valorem or value added.

         "Third Party" means any Person (or group of Persons) other than Parent and its Subsidiaries.

         "TPA" means a person who underwrites, collects charges or premiums from, or adjusts or settles claims in connection with life or health coverage and is regulated as a third party administrator under applicable Laws.

                                  ARTICLE II

                                  THE MERGER

         Section 2.1 The Merger; Closing.

         (a) As soon as reasonably practicable on the Closing Date, the Company and Merger Subsidiary shall execute and file articles of merger with the Department of Financial Institutions of the State of Wisconsin and make all other filings or recordings required by the WBCL to be made in connection with the Merger. The Merger shall become effective at such time as the articles of merger are duly filed with the Department of Financial Institutions of the State of Wisconsin or, if agreed to by the Company and Parent, at such later time as is specified in the articles of merger (the "Effective Time").

         (b) Upon the terms and subject to the conditions set forth herein, at the Effective Time, Merger Subsidiary shall be merged with and into the Company in accordance with the requirements of the WBCL, whereupon the separate existence of Merger Subsidiary shall cease. The Company shall be the surviving corporation in the Merger (the "Surviving Corporation").

         (c) The Merger will have the effects set forth in the WBCL, including the effects set forth in Section 180.1106 of the WBCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, immunities, powers and purposes and shall assume and be liable for all the liabilities, obligations and penalties of the Company and Merger Subsidiary.

         (d) The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522, at 10:00 a.m. local time, as soon as reasonably practicable, but in any event within two (2) Business Days after the satisfaction or, to the extent permitted hereby, waiver of all of the conditions to the Merger, other than those conditions that by their nature are to be fulfilled at Closing, but subject to the satisfaction or waiver of such conditions, unless this Agreement has been heretofore terminated pursuant to its terms or another time or date is agreed to in writing by the parties hereto (the actual time and date of the Closing being referred to herein as the "Closing Date").

         Section 2.2 Conversion of Shares.

         (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                  (i) each share of common stock, no par value per share, of the Company, together with the associated Company Right (collectively, the "Company Common Stock"), outstanding immediately prior to the Effective Time shall, except as otherwise provided in
         Section 2.2(a)(ii), be converted into the right to receive an amount in cash equal to $32.75 (the "Merger Consideration");

                  (ii) each share of Company Common Stock, held by the Company as treasury stock immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; and

                  (iii) each share of common stock, no par value per share, of Merger Subsidiary ("Merger Subsidiary Common Stock") outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the share so converted, and the shares so converted shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

         (b) From and after the Effective Time, all shares of Company Common Stock converted in accordance with Section 2.2(a)(i), and all shares of Company Common Stock canceled pursuant to Section 2.2(a)(ii) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any shares of Company Common Stock (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to which such holder is entitled. From and after the Effective Time, all certificates representing Merger Subsidiary Common Stock shall be deemed for all purposes to represent only the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with Section 2.2(a)(iii).

         Section 2.3 Surrender and Payment.

         (a) Not less than ten (10) Business Days prior to the Effective Time, Parent shall appoint a paying agent reasonably satisfactory to the Company (the "Paying Agent") for the purpose of exchanging Certificates for the Merger Consideration. On the same Business Day as the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent by wire transfer of immediately available funds, cash sufficient to make the cash payments pursuant to Section 2.2(a)(i). On the Business Day immediately following the Effective Time, Parent will send, or cause the Paying Agent to send, to each holder of record of shares of Company Common Stock as of the Effective Time, a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Paying Agent), which letter shall be in such form as the Company and Parent may reasonably agree to use in effecting delivery of shares of Company Common Stock to the Paying Agent.

         (b) Each holder of shares of Company Common Stock that have been converted into a right to receive the Merger Consideration as provided in this
Article II will be entitled to receive the Merger Consideration in respect of the shares of Company Common Stock represented by such Certificate only upon surrender to the Paying Agent of such Certificate, together with a properly completed and duly executed letter of transmittal. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration. No interest will be paid or accrued on the Merger Consideration.

         (c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the applicable surrendered Certificate is registered, it shall be a condition to the payment of such Merger Consideration that (i) the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and (ii) the Person requesting such payment of the Merger Consideration shall (A) pay to the Paying Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or (B) establish to the reasonable satisfaction of Parent that such Tax either has been paid or is not payable.

         (d) After the Effective Time, there shall be no further registration of transfers of shares of capital stock of the Company on the stock records of, or relating to, the Company. If, after the Effective Time, Certificates are presented to the Paying Agent, the Surviving Corporation or Parent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures and subject to the limitations set forth, in this Article II.

         (e) Parent shall cause the Paying Agent to invest any portion of the Merger Consideration deposited with the Paying Agent in a money market fund registered under the Investment Company Act of 1940, the principal of which is invested solely in obligations issued or guaranteed by the United States Government and repurchase agreements in respect of such obligations. Any interest and other income resulting from such investment shall be the property of, and shall be paid to, Parent. Any losses resulting from such investment shall not in any way diminish Parent's and Merger Subsidiary's obligation to pay the full amount of the Merger Consideration.

         (f) Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.3(a) that remains unclaimed by the holders of shares of Company Common Stock one (1) year after the Effective Time shall be returned to Parent and any such holder who has not exchanged such holder's shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.3 prior to that time shall thereafter look only to Parent for delivery of the Merger Consideration in respect of such holder's shares without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Company, the Paying Agent or their respective Representatives shall be liable to any Person for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. If any Certificate shall not have been surrendered immediately prior to such date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Authority, any such Merger Consideration shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interests of any Person previously entitled thereto.

         Section 2.4 Stock Options and Other Equity Awards.

         (a) All stock options (the "Company Options") outstanding, whether or not exercisable and vested, immediately prior to the Effective Time under the Company's Equity Incentive Plan, amended and restated February 18, 2004, and the Company's 1995 Director Stock Option Plan, amended as of November 29, 2001 (collectively, the "Company Stock Option Plans"), held by an option holder shall, effective as of the Effective Time, be cancelled, subject to the Company's receipt of any necessary waiver, consent or release from the holder thereof to effectuate such cancellation, in exchange for a single lump sum cash payment to the holder thereof from the Company to be made on the Closing Date in an amount equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and (ii) the difference, if any, of the Merger Consideration less the per share exercise price of such Company Option.

         (b) Notwithstanding anything to the contrary contained in the Company Stock Option Plans and Deferred Compensation Plans, immediately prior to the Effective Time, each outstanding award, whether or not vested (other than the Company Options which are addressed in Section 2.4(a) and Section 2.4(d)) under the Company Stock Option Plans and the Company Deferred Compensation Plans that is denominated in Company Common Stock or Company Common Stock units (including restricted stock, deferred stock and deferred stock units) shall be cancelled for a payment to the holder thereof to be made on the Closing Date in an amount equal to the product of (i) the number of shares of Company Common Stock subject to such award and (ii) the Merger Consideration.

         (c) Prior to the Closing Date, the Company will use its reasonable best efforts to obtain all necessary waivers, consents or releases from holders of Company Options in order to give effect to the transactions contemplated by this Section 2.4.

         (d) If the Company does not obtain any necessary waiver, consent or release from a Company Option holder, then, by virtue of the Merger, each Company Option held by such holder shall be converted, effective as of the Effective Time, into an option to purchase shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock") upon the same terms and conditions as were in effect immediately prior to the Merger, except that the number of shares subject to such option shall be multiplied by the Option Exchange Ratio and the option price per share of such option shall be divided by the Option Exchange Ratio.

         Section 2.5 Adjustments. If, at any time during the period between the date hereof and the Effective Time, any change in the outstanding shares of Company Common Stock shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any similar transaction, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be appropriately adjusted to provide the holders of shares of Company Common Stock or Company Options the same economic effect as contemplated hereby prior to such event.

         Section 2.6 Withholding Rights. Each of the Company, the Surviving Corporation, Parent and Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this
Article II such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign Tax Law, including any withholding from any payment that is treated as wages or compensation for the performance of services. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

         Section 2.7 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming the Certificate to be lost, stolen or destroyed and, if reasonably required by Parent or the Surviving Corporation, the posting by that Person of a bond, in such reasonable amount as Parent or the Surviving Corporation may direct or the delivery of an agreement of indemnification in form reasonably satisfactory to Parent, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate as contemplated by this Article II.

                                 ARTICLE III

                          CERTAIN GOVERNANCE MATTERS

         Section 3.1 Articles of Incorporation of the Surviving Corporation. At the Effective Time and without any further action on the part of the Company or Merger Subsidiary, the articles of incorporation of the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation (until amended in accordance with applicable Law and as provided in such articles of incorporation).

         Section 3.2 Bylaws of the Surviving Corporation. At the Effective Time and without any further action on the part of the Company or Merger Subsidiary, the bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation (until amended in accordance with applicable Law and as provided in such bylaws).

         Section 3.3 Directors and Officers of the Surviving Corporation. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law and the organizational documents of the Surviving Corporation, (a) the directors of the Company at the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation. Immediately after the Effective Time, Parent and the Surviving Corporation shall take all action necessary to elect and/or appoint as directors of the Surviving Corporation designees of Parent so that such designees constitute the entire board of directors of the Surviving Corporation immediately after the Effective Time.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the written disclosure letter delivered by the Company to Parent in connection with the execution and delivery of this Agreement (the "Company Disclosure Letter"), it being acknowledged and agreed by Parent that any matter set forth in any section or subsection of the Company Disclosure Letter shall be deemed to be a disclosure for all purposes of this Agreement and all other sections or subsections of the Company Disclosure Letter to which such matter could reasonably be expected to be pertinent, but shall expressly not be deemed to constitute an admission by the Company or any of its Subsidiaries, or otherwise imply, that any such matter rises to the level of a Material Adverse Effect on the Company or is otherwise material for purposes of this Agreement or the Company Disclosure Letter, the Company hereby represents and warrants to Parent as follows:

         Section 4.1 Organization and Qualification; Charter Documents.

         (a) Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of incorporation or organization and has the requisite corporate power and corporate authority and any necessary Company Permit to own, operate and lease the properties that it purports to own, operate or lease and to carry on its business as it is being conducted as of the date hereof, except for such failures to be in good standing or to have corporate power, corporate authority or a Company Permit that, individually or in the aggregate, have not resulted in or would not reasonably be likely to have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries is duly qualified or licensed to do business, and is in good standing (with respect to jurisdictions that recognize such concept), in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification or licensure necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not resulted in or would not reasonably be likely to have a Material Adverse Effect on the Company. Section 4.1(a) of the Company Disclosure Letter sets forth a complete list of the Company's Subsidiaries, together with the jurisdiction of organization of each Subsidiary, as of the date hereof.

         (b) The Company has made available to Parent prior to the execution of this Agreement complete and correct copies of (i) the articles of incorporation of the Company (including any certificates of designation), as amended and currently in effect and the bylaws of the Company, as amended and currently in effect (collectively, the "Company Organizational Documents"), and (ii) the articles or certificate of incorporation and bylaws or similar organizational documents of each of its Subsidiaries, as amended and currently in effect (collectively, the "Company Subsidiary Organizational Documents").

         Section 4.2 Corporate Authorization; Enforceability; Board Action.

         (a) The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the satisfaction of the conditions set forth in Section 7.1 and Section 7.2 hereof, to consummate the transactions contemplated hereby (including the Merger). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject in the case of the consummation of the Merger to the affirmative vote of a majority of the votes that holders of the outstanding shares of Company Common Stock are entitled to cast on the approval and adoption of this Agreement and the transactions contemplated hereby (including the Merger) in accordance with Section 180.1103 of the WBCL (the "Company Shareholder Approval"). This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by each of Parent and Merger Subsidiary, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforcement may be subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

         (b) The Board of Directors of the Company, at a meeting duly called and held, unanimously has (i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are advisable and in the best interests of the Company and the Company's shareholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby (including the Merger), (iii) resolved (subject to Section 6.5(b)) to recommend that the Company's shareholders vote for the approval and adoption of this Agreement and the transactions contemplated hereby (including the Merger), and (iv) directed (subject to Section 6.5(b)) that this Agreement and the Merger be submitted to its shareholders for consideration in accordance with this Agreement. The Company will furnish to Parent within ten (10) Business Days from the date hereof a certified copy of resolutions of the Board of Directors of the Company approving and adopting this Agreement, the Merger and the other transactions contemplated hereby.

         (c) The Board of Directors of the Company, at a meeting duly called and held, unanimously has resolved to, and has taken all action necessary to render the Company Rights Agreement inapplicable to this Agreement, the Merger and the other transactions contemplated hereby.

         (d) No "fair price," "merger moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including the provisions of Sections 180.1130 to 180.1134 and Sections 180.1140 to 180.1144 of the
WBCL, inclusive) applies or purports to apply to the Company with respect to this Agreement, the Merger or the other transactions contemplated hereby.

         (e) The Company Shareholder Approval is the only vote of the holders of any class or series of Company capital stock necessary to approve and adopt this Agreement, approve the Merger and consummate the Merger and the other transactions contemplated hereby.

         Notwithstanding anything in this Agreement to the contrary, to the extent the accuracy of the Company's representations and warranties set forth in Sections 4.2(a), (d) and (e) is based on the accuracy of Parent's representations and warranties in Section 5.8, the Company's representations and warranties in such subsections of Section 4.2 shall be limited to the extent affected by any inaccuracy in Section 5.8.

         Section 4.3 Consents and Approvals; No Violations.

         (a) Except as set forth in Section 4.3(a) of the Company Disclosure Letter, the execution and delivery by the Company of this Agreement does not, and the consummation by the Company of the Merger and the other transactions contemplated hereby and compliance by the Company with any of the provisions hereof will not, conflict with or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, (i) the articles of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries, (ii) assuming compliance with the matters referred to in Section 4.3(b) below, any Contract to which the Company or any of its Subsidiaries is a party or any of their respective properties or other assets is subject or (iii) assuming compliance with the matters referred to in Section 4.3(b) below, any Law applicable to the Company or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not be reasonably likely to (A) have a Material Adverse Effect on the Company or (B) prevent or materially delay the consummation of any of the transactions contemplated hereby.

         (b) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including the Merger) require no action by or filing with, any Governmental Authority other than (i) the filing of articles of merger in connection with the Merger in accordance with the WBCL, (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (iii) compliance with any applicable requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), (iv) compliance with any applicable requirements of the Securities Act of 1933 (the "Securities Act"), (v) those set forth in Section 4.3(b) of the Company Disclosure Letter and (vi) such other filings, consents and/or approvals that, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on the Company.

         Section 4.4 Capitalization.

         (a) The authorized capital stock of the Company consists of (i) 50,000,000 shares of Company Common Stock of which, as of September 10, 2004, 13,683,383 shares (including shares of restricted stock) are issued and outstanding and (ii) 500,000 shares of preferred stock, no par value, of which, as of the date hereof, none were issued and outstanding and 10,000 shares of which have been designated as Series B Junior Cumulative Preferred Stock, of which 5,000 shares are reserved for issuance upon the exercise of preferred share purchase rights (the "Company Rights") issued pursuant to the Rights Agreement, dated as of August 9, 2001, between the Company and Firstar Bank, N.A. (with LaSalle Bank, N.A. as successor rights agent), amended as of February 1, 2002 and June 4, 2002 (the "Company Rights Agreement"). As of September 10, 2004, there were 2,970,932 shares of Company Common Stock held in treasury. As of September 10, 2004, there were (I) Company Options to purchase in the aggregate 2,419,262 shares of Company Common Stock outstanding, all of which were granted under Company Stock Option Plans, (II) 20,700 shares of restricted Company Common Stock, all of which were granted under Company Stock Option Plans and (III) 9,178.69 deferred stock units and 73,506 shares of deferred stock of the Company issuable pursuant to the Company Deferred Compensation Plans. Section 4.4(a) of the Company Disclosure Letter sets forth a list of all Company Options outstanding as of September 10, 2004, including the name of the holder of each such Company Option, the number of shares of Company Common Stock subject thereto and the exercise price thereof. All the outstanding shares of the Company's capital stock are, and all shares that may be issued pursuant to the exercise of outstanding Company Options pursuant to the Company Stock Option Plans will be, when issued in accordance with the respective terms and conditions thereof, duly authorized, validly issued, fully paid and nonassessable (subject in the case of nonassessability to Section 180.0622(2)(b) of the WBCL, as judicially interpreted, to the extent applicable). There are no debentures, notes or other indebtedness having voting rights with respect to matters generally submitted to the shareholders of the Company (or convertible into securities having such rights) of the Company or any of its Subsidiaries issued and outstanding. Except as set forth above or in Section 4.4(a) of the Company Disclosure Letter and except for the transactions provided for in this Agreement, as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding and (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions, convertible securities, agreements or commitments obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligations of the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, pre-emptive right, subscription, convertible security, agreement or commitment. Except as set forth in Section 4.4(a) of the Company Disclosure Letter, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Common Stock or other capital stock of the Company or any of its Subsidiaries or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any of its Subsidiaries or any other Person other than with respect to any such other Person any investment (I) undertaken as part of or in connection with the Company's or one of its Subsidiary's investment portfolios to the extent permitted by the Company's investment policy in effect on the date hereof or (II) not exceeding an unsatisfied aggregate commitment after the date hereof of $500,000 by the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries granted or agreed to grant to any Person any stock appreciation rights or similar equity-based rights. Except as permitted hereby, following the Merger, neither the Company nor any of its Subsidiaries will have any obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

         (b) Except as set forth in Section 4.4(b) of the Company Disclosure Letter, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary of the Company is, directly or indirectly, owned by the Company, and all such capital stock has been validly issued and is fully paid and nonassessable (subject in the case of nonassessability to Section 180.0622(2)(b) of the WBCL, as judicially interpreted, to the extent applicable), and owned by either the Company or one of its Subsidiaries free and clear of all Liens. No Subsidiary of the Company owns any shares of capital stock of the Company.

         (c) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

         Section 4.5 SEC Filings and Financial Statements.

         (a) The Company has filed with, or furnished to, the SEC, all Company SEC Documents. Except as set forth in Section 4.5(a) of the Company Disclosure Letter, as of their respective dates or, if amended or supplemented, as of the date of the last such amendment or supplement, the Company SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. Each of the consolidated financial statements included in the Company SEC Documents have been prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries and comply, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof or for the periods presented therein (subject, in the case of any unaudited interim financial statements, to normal and recurring year-end adjustments that, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on the Company).

         (b) The annual statements for the fiscal years ended December 31, 2003 and December 31, 2002, and the quarterly statements for the periods ended March 31, 2004 and June 30, 2004 of United Wisconsin Life Insurance Company and American Medical Security Insurance Company of Georgia filed with the insurance regulatory authorities of the states of Wisconsin and Georgia, respectively ("Company State Regulatory Filings"), copies of which have been made available to Parent prior to the date hereof, fairly present in all material respects each such Subsidiary's respective financial condition as of the dates thereof and their respective results of operations and cash flows for the periods then ended in conformity with SAP, except as may be reflected in the notes thereto and subject to normal year-end adjustments. The other information contained in such annual statements presents in all material respects the information required to be contained therein in conformity with SAP consistently applied.

         (c) Neither the Company nor any of its Subsidiaries is a party to, or as of the date hereof has any commitment to become a party to, any joint venture, partnership or any "off-balance sheet arrangement" as defined in Item 303(a) of Regulation S-K under the Exchange Act, where the result, purpose or intended effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company SEC Documents.

         (d) The Company has established and maintained disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange
Act) as required by Rule 13a-15 under the Exchange Act. The Company's disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").

         (e) The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to comply in all material respects with the legal and accounting requirements applicable to the Company and such Subsidiaries.

         (f) The Company has not, in violation of the Sarbanes-Oxley Act, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

         Section 4.6 Absence of Certain Changes. Except for the matters contemplated hereby or as set forth in Section 4.6 of the Company Disclosure Letter, since July 1, 2004 through the date hereof, the Company and its Subsidiaries have conducted their respective businesses and operations in the ordinary course of business and there has not occurred (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company or of any of its Subsidiaries other than dividends paid to the Company or any of its Subsidiaries by a wholly-owned Subsidiary or (ii) any change by the Company or any of its Subsidiaries in accounting principles or methods materially affecting the consolidated financial position or results of operations of the Company, except insofar as may have been required by a change in GAAP or applicable Law. Except for the matters contemplated hereby or as set forth in Section 4.6 of the Company Disclosure Letter, since July 1, 2004, there has not occurred any fact, event, circumstance, change or effect (including the incurrence of any Liabilities outside the ordinary course of business) that has had, or would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         Section 4.7 Undisclosed Liabilities. Since July 1, 2004, neither the Company nor any of its Subsidiaries has incurred any Liabilities that would be required by GAAP or SAP to be set forth on a consolidated balance sheet or notes thereto of the Company and its consolidated Subsidiaries, except for (a) Liabilities set forth in Section 4.7 of the Company Disclosure Letter, (b) Liabilities incurred since July 1, 2004, which, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on the Company, (c) Liabilities under Company Contracts, (d) Liabilities incurred pursuant to Client Contracts and (e) Liabilities incurred pursuant to this Agreement or the transactions contemplated hereby.

         Section 4.8 Litigation.

         (a) Except as set forth in Section 4.8(a) of the Company Disclosure Letter, as of the date hereof, there is no litigation, suit, action, claim, investigation or other proceeding (each, a "Litigation") by or before any Governmental Authority pending or, to the knowledge of the Company, threatened in writing against or affecting the Company or any of its Subsidiaries, except for such Litigations that, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on the Company.

         (b) Except as set forth in Section 4.8(b) of the Company Disclosure Letter, as of the date hereof, there are no judgments, injunctions, writs, orders or decrees binding on the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect on the Company.

         Section 4.9 Compliance with Laws.

         (a) Except as set forth in Section 4.9(a) of the Company Disclosure Letter, the Company and each of its Subsidiaries are, and have been at all times since January 1, 2001, in compliance with all applicable Laws, except to the extent that the failure to be in compliance with such Laws has not had, and would not, individually or in the aggregate, reasonably be likely to have, a Material Adverse Effect on the Company.

         (b) Except as set forth in Section 4.9(b) of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company, (i) all Company Permits are valid and in full force and effect, (ii) neither the Company nor any of its Subsidiaries is in default under, or in violation of, any Company Permit and, to the knowledge of the Company, no event has occurred or condition exists which constitutes or, that with notice or lapse of time or both, would constitute, a default under, or violation of, any material Company Permit,
(iii) none of the Company Permits shall be terminated or impaired or become terminable in whole or in part as a result of the transactions contemplated hereby and (iv) all applications required to have been filed since January 1, 2001 for the renewal of any Company Permits have been duly filed on a timely basis (after giving effect to any grace periods or extensions) with the appropriate Governmental Authorities.

         (c) Except as set forth in Section 4.9(c) of the Company Disclosure Letter, since January 1, 2001 through the date hereof, to the knowledge of the Company, neither the Company nor any of its Subsidiaries has (i) received any written notice, or become a party to any enforcement action, administrative order or decree, stipulation, injunction or market conduct examination issued by or from any Governmental Authority, that (x) alleges any noncompliance (or that the Company or any of its Subsidiaries is under investigation or the subject of an inquiry by any such Governmental Authority for such alleged noncompliance) with any applicable Law or (y) would reasonably be likely to result in a fine, assessment or cease and desist order, or the suspension, revocation, limitation or restriction of any Company Permit, except in the case of clause (x) or (y) as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company, and
(ii) entered into any material agreement or material settlement with any Governmental Authority with respect to its actual or alleged material non-compliance with, or violation of, any applicable Law.

         (d) Except as set forth in Section 4.9(d) of the Company Disclosure Letter, since January 1, 2001, the Company and each of its Subsidiaries has timely filed (after giving effect to any grace periods or extensions) all material regulatory reports, schedules, statements and other documents, together with any amendments required to be made with respect thereto, that each was required to file with any Governmental Authority (the "Company Regulatory Filings"), including state health and insurance regulatory authorities and any applicable federal regulatory authorities, and have timely paid all material fees and assessments due and payable in connection therewith. Since January 1, 2001, all Company Regulatory Filings complied in all material respects with applicable Law in effect when filed and no material deficiencies have been asserted in writing by any such regulatory authority with respect to Company Regulatory Filings that have not been satisfied or are being disputed in good faith.

         (e) The Company and its Subsidiaries are, and the Company's and its Subsidiaries' businesses are being conducted, in compliance in all material respects with the Health Insurance Portability and Accountability Act of 1996.

         Section 4.10 Reserves. The loss reserves contained in the Company State Regulatory Filings for claims, benefits and any other liabilities under Insurance Contracts, Health Plan Contracts and Provider Contracts (a) were determined in all material respects in accordance with generally accepted actuarial principles, consistently applied (except as otherwise noted in such financial statements), and (b) are based on actuarial assumptions that are in accordance with those called for by the provisions of the related Contracts.

         Section 4.11 Employee Benefit Plans.

         (a) Section 4.11(a) of the Company Disclosure Letter contains a true and complete list of each deferred compensation, incentive compensation, equity compensation plan, "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension" plan, fund or program (within the meaning of
Section 3(2) of ERISA); each employment, termination or severance agreement; and each other material employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, for the benefit of any employee, consultant or director of the Company or any Subsidiary (the "Company Employee Plans"). No Company Employee Plan is subject to Title IV of ERISA (a "Title IV Plan"). With respect to each Company Employee Plan, the Company has heretofore delivered or made available to Parent true and complete copies of the Company Employee Plan and any amendments thereto (or if the Company Employee Plan is not a written plan, a description thereof), any related trust or other funding vehicle, and the most recent determination letter received from the Internal Revenue Service with respect to each Company Employee Plan intended to qualify under Section 401 of the Code.

         (b) No material liability under Title IV or Section 302 of ERISA has been incurred by the Company or by any ERISA Affiliate that has not been satisfied in full, and neither the Company nor any ERISA Affiliate made, or was required to make, contributions to any Title IV Plan during the five (5) year period ending on the last day of the most recent Title IV Plan year ended prior to the Closing Date.

         (c) Each Company Employee Plan has been operated and administered in all material respects in accordance with its terms and applicable Law, including ERISA and the Code.

         (d) Each Company Employee Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code.

         (e) Except as set forth in Section 4.11(e) of the Company Disclosure Letter, there are no pending or, to the knowledge of the Company, threatened or anticipated material claims by or on behalf of any Company Employee Plan, by any Person or beneficiary covered under any such Company Employee Plan, or otherwise involving any such Company Employee Plan (other than routine claims for benefits).

         (f) Except as set forth in Section 4.11(f) of the Company Disclosure Letter, no Company Employee Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for periods extending beyond retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits under any "pension plan,"
(iii) as part of benefits under Severance Agreements or (iv) benefits the full cost of which is borne by the current or former participant (or his or her beneficiary).

         (g) Except as set forth in Section 4.11(g) of the Company Disclosure Letter, the consummation of the transactions contemplated hereby will not, either alone or in combination with another event, (i) entitle any current or former employee, officer, director or consultant of the Company or any ERISA Affiliate to severance pay or other severance benefits or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due any such employee or officer.

         (h) Except as set forth in Section 4.11(h) of the Company Disclosure Letter, (i) no work stoppage, slowdown, lockout, labor strike, or material arbitrations against the Company or any of its Subsidiaries are pending or, to the knowledge of the Company, threatened, (ii) no unfair labor practice charges, grievances or complaints are pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company, (iii) neither the Company nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employees, (iv) as of the date hereof, no employee of the Company at the officer level or above has given written notice to the Company or any of its Subsidiaries that any such employee intends to terminate his or her employment with the Company or any of its Subsidiaries and (v) neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices, except for any citation that has been satisfied.

         (i) Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any collective bargaining agreement or any other agreement, work rules or practices with a labor union, labor organization or works council, nor are any such agreements, work rules or practices being negotiated as of the date hereof. None of the employees of the Company or any of its Subsidiaries is represented by any labor union, labor organization or works council in his or her capacity as an employee of the Company or any of its Subsidiaries. As of the date hereof, no labor union, labor organization or works council or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification to the Company or any of its Subsidiaries, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed with any Governmental Authority or any labor relations tribunal or authority. To the knowledge of the Company, as of the date hereof, no labor union, labor organization or works council is seeking to organize any employees of the Company or any of its Subsidiaries.

         Section 4.12 Taxes.

         (a) Except as set forth in Section 4.12(a) of the Company Disclosure Letter, all federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries is a member (a "Company Affiliated Group") have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and shall not have expired, and all such filed Tax Returns are true, complete and accurate in all material respects. All Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in Section 4.12(a) of the Company Disclosure Letter, there is no audit, examination, deficiency, refund litigation or proposed adjustment in writing with respect to any Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group, which, if determined adversely, would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. All assessments for Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. The Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes.

         (b) Except as set forth in Section 4.12(b) of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company, neither the Company nor any Subsidiary of the Company has (i) entered into a closing agreement or other similar agreement with a taxing authority relating to Taxes of the Company or any Subsidiary of the Company with respect to a taxable period for which the statute of limitations is still open or (ii) granted any consent to extend any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax, in either case, that is still outstanding. There are no Liens relating to Taxes upon the assets of the Company or any Subsidiary of the Company other than Liens relating to current Taxes not yet due and payable.

         Section 4.13 Contracts.

         (a) Except as set forth in Section 4.13(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by, as of the date hereof, any Company Contract (as defined in Section 4.13(c)) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (each an "SEC Material Company Contract").

         (b) Prior to the date hereof, the Company has made available to Parent or Parent's Representatives true and correct copies of forms of (i) a sampling of relevant Health Plan Contracts (and related application and enrollment forms), (ii) the top twenty (20) Provider Contracts ranked by number of Health Plan Members utilizing the PPO and (iii) a sampling of relevant ASO Contracts used in the business of the Company and/or its Subsidiaries as of the date hereof. Except as set forth in Section 4.13(b) of the Company Disclosure Letter, if required, each such form and any rates applicable thereto have been appropriately and timely filed and, if required, approved by applicable Governmental Authorities and otherwise conform, in all material respects, to the requirements of applicable Laws, except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company.

         (c) Except as set forth in Section 4.13(c) of the Company Disclosure Letter, or as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company, each Company Contract is a legal, valid and binding obligation of the Company or a Company Subsidiary party thereto and, to the knowledge of the Company, each other party thereto, and is in full force and effect in accordance with its terms except to the extent that such enforcement may be subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity). For purposes of this Agreement, the term "Company Contracts" means, collectively, all Material Company Contracts, Provider Contracts and other Contracts to which the Company or any of its Subsidiaries is a party (without regard to any dollar or materiality thresholds); provided that "Company Contracts" shall not include any Client Contract. The Company and each of its Subsidiaries have performed all obligations required to be performed by them under each Company Contract and, to the knowledge of the Company, each other party to each Company Contract has performed all obligations required to be performed by it under such Company Contract, except, in each case of the Company or its Subsidiaries or each such other party, as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company.

         (d) Since January 1, 2001 through the date hereof, to the knowledge of the Company, (i) neither the Company nor any of its Subsidiaries has received written notice of any violation or default under any Material Company Contract to which it is a party and (ii) there is no such written threat of a violation or default by the Company or any of its Subsidiaries, as the case may be, or written threat of a violation or default by any other party to a Material Company Contract that has been received by the Company or one of its Subsidiaries, except in the case of clause (i) or (ii) for violations or defaults or threats of violations or defaults that, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on the Company.

         (e) The Company has made available to Parent prior to the date hereof true and complete copies of the Material Company Contracts, except for reinsurance arrangements not in force as of the date hereof.

         Section 4.14 Intellectual Property.

         (a) As used herein: (i) "Intellectual Property" means all U.S. and foreign (A) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans and general intangibles of like nature, together with goodwill, registrations and applications related to the foregoing ("Trademarks"), (B) patents and pending patent applications ("Patents"), (C) registered and unregistered copyrights and all registrations and applications to register the same ("Copyrights"), (D) trade secrets, including confidential information, technology, know-how, inventions, processes, formulae, algorithms, models and methodologies and (E) Software; and (ii) "Company Intellectual Property" means the Intellectual Property and Software used in the business of the Company or any of its Subsidiaries as presently conducted.

         (b) Except as set forth in Section 4.14(b) of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company, to the knowledge of the
Company:

                  (i) All material Trademark and Copyright regulations and all material Patents owned by the Company and its Subsidiaries are in full force and effect and have not lapsed, expired or been abandoned, and are not the subject of any opposition filed with the United States Patent and Trademark Office or any other intellectual property registry.

                  (ii) No claims are currently pending against the Company or any of its Subsidiaries and, to the knowledge of Company, no threat of a claim has been asserted in writing by any Third Party against the Company or any of its Subsidiaries since January 1, 2001, in each case related to the use in the conduct of the businesses of the Company and its Subsidiaries of Company Intellectual Property.

                  (iii) The conduct of the businesses of the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate any material Intellectual Property rights of any Third Party.

                  (iv) No Third Party is infringing any material Intellectual Property owned by the Company or its Subsidiaries.

         Section 4.15 Properties and Assets.

         (a) Section 4.15(a) of the Company Disclosure Letter sets forth the address or other description of each parcel of real property owned by the Company or its Subsidiaries (collectively, the "Owned Real Property"). Except as set forth in Section 4.15(a) of the Company Disclosure Letter and subject to any Permitted Liens, (i) the Company or one of its Subsidiaries has good and merchantable title to the Owned Real Property and to all of the buildings, structures and other improvements located thereon, (ii) the Company and its Subsidiaries have not leased, licensed or, to the knowledge of the Company, otherwise granted any Person the right to use or occupy such Owned Real Property or any portion thereof and (iii) the Company and its Subsidiaries have not collaterally assigned or granted any other security interest in such Owned Real Property. The Owned Real Property constitutes all of the real property owned by the Company and its Subsidiaries.

         (b) Section 4.15(b) of the Company Disclosure Letter lists, as of the date hereof, each parcel of all leasehold or subleasehold estates and other rights to use or occupy any land, buildings or structures used by the Company or its Subsidiaries in the course of their respective businesses (the "Leased Real Property"). Prior to the date hereof, the Company has made available to Parent a true and complete schedule of the Leases. Except as set forth in
Section 4.15(b) of the Company Disclosure Letter or as, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on the Company, (i) the Company and its Subsidiaries have not subleased or licensed to any Person the right to use or occupy such Leased Real Property or any portion thereof, (ii) to the knowledge of the Company, there are no disputes with respect to such Lease, (iii) the Company and its Subsidiaries have not collaterally assigned or granted any other security interest in such Lease or any interest therein and (iv) there are no Liens, except for Permitted Liens, on the estate or interest created by such Lease.

         (c) Since January 1, 2001 through the date hereof, (i) no written notice from any Governmental Authority has been received by the Company or any of its Subsidiaries requiring or calling attention to the need for any material work, repair, construction, alteration or installation on, or in connection with, the Owned Real Property or the Leased Real Property, and (ii) no material assessment for public improvement that is due and remains unpaid has been made against any Owned Real Property or Leased Real Property and, to the knowledge of the Company, there are no currently proposed or pending assessments for public improvements against any Owned Real Property or Leased Real Property.

         (d) The Company and its Subsidiaries have good title to their owned assets, or in the case of assets and properties that they lease, license or have other rights in, valid rights by lease, license or other agreement to use, all assets and properties (in each case, tangible and intangible) necessary to permit the Company and its Subsidiaries to conduct their business as currently conducted, except where the failure to have such title, or rights by lease, license, or other agreement to use would not reasonably be likely to have a Material Adverse Effect on the Company. The assets and properties (in each case, tangible and intangible) owned or used by the Company and its Subsidiaries are in satisfactory condition and repair for their continued use as they have been used and are adequate in all material respects for their current use, reasonable wear and tear excepted, except where the failure to be in satisfactory condition and repair would not reasonably be likely to have a Material Adverse Effect on the Company.

         Section 4.16 Environmental Matters.

         (a) The Company and its Subsidiaries are, and have been since January 1, 2001, in compliance with all Environmental Laws, including possessing all material Company Permits required for its operations under applicable Environmental Laws, except for non-compliance that, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on the Company.

         (b) Neither the Company nor any of its Subsidiaries has received written notice of, and, to the knowledge of the Company, is not the subject of, any actions, claims, investigations, demands, requests for information, citation, complaint or notices by any person alleging Liability arising under, or non-compliance with any Environmental Law that would reasonably be likely to have a Material Adverse Effect on the Company.

         (c) With respect to any Owned Real Property or Leased Real Property currently or formerly owned or leased, as the case may be, by the Company or its Subsidiaries there have been no Releases of Hazardous Materials that have or are reasonably likely to result in a claim against the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has entered into any agreement that may require them to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any Person from or against any Liabilities arising out of or related to the generation, manufacture, use, transportation or disposal of Hazardous Materials, or otherwise arising in connection with or under Environmental Laws, except as would not reasonably be likely to have a Material Adverse Effect on the Company.

         Section 4.17 Transactions with Affiliates. Except as set forth in
Section 4.17 of the Company Disclosure Letter, since January 1, 2001, there has been no transaction, or series of similar transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of similar transactions, agreements, arrangements or understandings to which the Company or any of its Subsidiaries was or is to be a party, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.

         Section 4.18 Insurance Issued by the Insurance Companies. To the knowledge of the Company:

         (a) Except as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company, all benefits claimed by any Person under any Insurance Contract have in all material respects been paid in accordance with the terms of the Insurance Contracts under which they arose, such payments were not materially delinquent and were paid (or will be paid) without fines or penalties (excluding any statutorily imposed interest for payments after a specified time period), except for any such claim for benefits for which the Company believes there is a reasonable basis to contest payment and is taking such action.

         (b) Except as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company, each insurance agent or broker, at the time such agent or broker wrote, sold or produced Insurance Products, to the extent required by applicable Law, was duly appointed by the applicable Subsidiary of the Company to act as an agent for such Subsidiary of the Company and was duly licensed as an insurance agent or broker (for the type of business written, sold or produced by such insurance agent or broker) in the particular jurisdiction in which such agent or broker wrote, sold or produced such business for such Subsidiary of the Company.

         Section 4.19 Insurance.

         (a) Section 4.19(a) of the Company Disclosure Letter sets forth a list of, and true and complete copies of, all material insurance policies and fidelity bonds in effect as of the date hereof issued by Third Parties to the Company (excluding any reinsurance and policies issued to Third Parties where the Company or its Subsidiaries are an additional named insured) relating to the assets, business, operations, employees, directors or officers of the Company and its Subsidiaries. All premiums payable under all such policies and bonds have been timely paid and the Company and its Subsidiaries have otherwise complied in all material respects with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since January 1, 2001 and remain in full force and effect.

         (b) All reinsurance Contracts relating to the business of the Company and its Subsidiaries are in full force and effect in accordance with their terms and neither the Company nor any of Subsidiaries is in breach of any material provision thereof and, to the knowledge of the Company, no other party to such reinsurance agreements is in breach of any provision thereof. To the knowledge of the Company, there is no event that has occurred that, with the passage of time or the giving of notice, or both, would create a default or breach by the Company or any of its Subsidiaries under any reinsurance Contracts.

         Section 4.20 Adverse Communications. Except as set forth in Section
4.20 of the Company Disclosure Letter, since January 1, 2001 through the date hereof, neither the Company nor any of its Subsidiaries has received any written communication from any agent or broker which generates for the Company's insurance subsidiaries, either directly or indirectly, more than $25,000,000 in annual gross written premium, which communication cancelled, gave notice of cancellation or threatened cancellation of, the relationship between it and such Company insurance subsidiary.

         Section 4.21 Capital or Surplus Maintenance. None of the Company's Subsidiaries is subject to any requirement to maintain capital or surplus amounts or levels, or is subject to any restriction on the payment of dividends or other distributions on its shares of capital stock, except (a) for any such requirements or restrictions under applicable Laws, (b) to maintain the Company's ratings pursuant to applicable guidelines of rating agencies or (c) as required by the terms of the Company's credit facility in place on the date hereof.

         Section 4.22 Disclosure Documents. The Proxy Statement at the date first mailed to the shareholders of the Company, at the time of the Company Shareholder Meeting and at the time filed with the SEC, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation is made by the Company with respect to statements made therein based on information supplied by or on behalf of Parent or Merger Subsidiary for inclusion or incorporation by reference in such documents. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act.

         Section 4.23 Opinions of Financial Advisors. The Company has received the opinions of J.P. Morgan Securities Inc. ("JPMorgan") and Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan"), which opinions will be delivered to the Board of Directors of the Company in written form dated the date hereof, to the effect that, as of the date of their respective opinions, the Merger Consideration is fair from a financial point of view to the holders of Company Common Stock.

         Section 4.24 Finders' or Advisors' Fees. Except for JPMorgan and Houlihan, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any fee or commission in connection with the transactions contemplated hereby. The Company has provided Parent a summary of the economic terms of the agreement between the Company and JP Morgan pursuant to which such firm would be entitled to any payment relating hereto in connection with the Merger or the other transactions contemplated hereby; and such agreement is the only agreement providing for the payment of any consideration to JP Morgan with respect hereto in connection with the Merger or the other transactions contemplated hereby. The Company has provided Parent a summary of the economic terms of the agreement between the Company and Houlihan pursuant to which such firm would be entitled to any payment relating hereto in connection with the Merger or the other transactions contemplated hereby and such agreement is the only agreement providing for the payment of any consideration to Houlihan with respect hereto in connection with the Merger or the other transactions contemplated hereby.

         Section 4.25 Rating Matter. Except as set forth in Section 4.25 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has used a tier rating renewal methodology (or any other renewal rating methodology applying a rating factor to specific individuals based on changes in their individual health status) as a basis for adjusting premium rates in whole or in part for any Insurance Product renewed or reinstated on or after January 1, 2003.

                                  ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                        OF PARENT AND MERGER SUBSIDIARY

         Except as set forth in (i) the written disclosure letter delivered by Parent and Merger Subsidiary to the Company in connection with the execution and delivery of this Agreement (the "Parent Disclosure Letter"), it being acknowledged and agreed by the Company that any matter set forth in any section or subsection of the Parent Disclosure Letter shall be deemed to be a disclosure for all purposes of this Agreement and all other sections or subsections of the Parent Disclosure Letter to which such matter could reasonably be expected to be pertinent, but shall expressly not be deemed to constitute an admission by Parent or any of its Subsidiaries, or otherwise imply, that any such matter rises to the level of a Material Adverse Effect on Parent or is otherwise material for purposes of this Agreement or the Parent Disclosure Letter or (ii) with respect to Sections 5.4, 5.5 and 5.6, in or, incorporated by reference in, the Parent SEC Documents, Parent and Merger Subsidiary jointly and severally hereby represent and warrant to the Company as follows:

         Section 5.1 Organization and Qualification; Charter Documents.

         (a) Each of Parent and Merger Subsidiary is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of incorporation or organization and has the requisite corporate power and corporate authority and any necessary Parent Permit to own, operate and lease the properties that it purports to own, operate or lease and to carry on its business as it is being conducted as of the date hereof, except for such failures to be in good standing or to have corporate power, corporate authority or a Parent Permit that, individually or in the aggregate, have not resulted in or would not reasonably be likely to have a Material Adverse Effect on Parent. Each of Parent and Merger Subsidiary is duly qualified or licensed to do business, and is in good standing (with respect to jurisdictions that recognize such concept), in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification or licensure necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not resulted in or would not reasonably be likely to have a Material Adverse Effect on Parent.

         (b) Parent and Merger Subsidiary have made available to the Company prior to the execution of this Agreement complete and correct copies of (i) the certificate of incorporation of Parent (including any certificates of designation), as amended and currently in effect and the bylaws of Parent, as amended and currently in effect and (ii) the articles of incorporation and bylaws of Merger Subsidiary, as amended and currently in effect.

         Section 5.2 Corporate Authorization; Enforceability; Board Action.

         (a) Each of Parent and Merger Subsidiary has the requisite corporate power and authority to enter into this Agreement and, subject to the satisfaction of the conditions set forth in Section 7.1 and Section 7.3 hereof, to consummate the transactions contemplated hereby (including the Merger). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Subsidiary and no other corporate proceedings on the part of either Parent or Merger Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Subsidiary and, assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding agreement of each of Parent and Merger Subsidiary enforceable against each such party in accordance with its terms, except to the extent that such enforcement may be subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

         (b) The Board of Directors of Parent, at a meeting duly called and held, unanimously has (i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are advisable and in the best interests of Parent and Parent's shareholders and (ii) approved and adopted this Agreement and the transactions contemplated hereby (including the Merger). Parent, in its capacity as the sole shareholder of Merger Subsidiary, has consented in writing to the approval and adoption of this Agreement and the transactions contemplated hereby (including the Merger). Parent will furnish to the Company within ten (10) Business Days from the date hereof a certified copy of resolutions of the Board of Directors of Parent approving and adopting this Agreement, the Merger and the other transactions contemplated hereby.

         (c) The Board of Directors of Merger Subsidiary, by a validly adopted unanimous written consent, has (i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are advisable and in the best interests of Merger Subsidiary and Merger Subsidiary's sole shareholder, (ii) approved and adopted this Agreement and the transactions contemplated hereby (including the Merger), and (iii) recommended that Parent, as Merger Subsidiary's sole shareholder, approve and adopt this Agreement and the transactions contemplated hereby (including the Merger).

         Section 5.3 Consents and Approvals; No Violations.

         (a) Except as set forth in Section 5.3(a) of the Parent Disclosure Letter, the execution and delivery by Parent and Merger Subsidiary of this Agreement does not, and the consummation by Parent and Merger Subsidiary of the Merger and the other transactions contemplated hereby and compliance by Parent and Merger Subsidiary with any of the provisions hereof will not, conflict with or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under (i) the certificate of incorporation or bylaws of Parent or the similar organizational documents of any of its Subsidiaries, (ii) assuming compliance with the matters referred to in Section 5.3(b) below, any Contract to which Parent or any of its Subsidiaries is a party or any of their respective properties or other assets is subject or (iii) assuming compliance with the matters referred to in
Section 5.3(b) below, any Law applicable to Parent or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not be reasonably likely to (A) have a Material Adverse Effect on Parent or
(B) prevent or materially delay the consummation of any of the transactions contemplated hereby.

         (b) The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby (including the Merger) require no action by or filing with, any Governmental Authority other than (i) the filing of articles of merger in connection with the Merger in accordance with the WBCL, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of the Exchange Act,
(iv) compliance with any applicable requirements of the Securities Act, (v) those set forth in Section 5.3(b) of the Parent Disclosure Letter and (vi) such other filings, consents and/or approvals that, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Parent.

         Section 5.4 SEC Filings and Financial Statements.

         (a) Parent has filed with, or furnished to, the SEC, all Parent SEC Documents. As of their respective dates or, if amended or supplemented, as of the date of the last such amendment or supplement, the Parent SEC Documents
(i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. Each of the consolidated financial statements included in the Parent SEC Documents have been prepared from, and are in accordance with, the books and records of Parent and its consolidated Subsidiaries and comply as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of Parent and its consolidated Subsidiaries as at the respective dates thereof or for the periods presented therein (subject, in the case of any unaudited interim financial statements, to normal and recurring year-end adjustments that, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Parent).

         (b) The annual statements for the fiscal years ended December 31, 2003 and December 31, 2002, and the quarterly statements for the periods ended March 31, 2004 and June 30, 2004 of PacifiCare Life and Health Insurance Company and PacifiCare Life Assurance Company filed with the insurance regulatory authorities of the states of Indiana and Colorado, respectively, copies of which have been made available to the Company prior to the date hereof, fairly present in all material respects each such Subsidiary's respective financial condition as of the dates thereof and their respective results of operations and cash flows for the periods then ended in conformity with SAP, except as may be reflected in the notes thereto and subject to normal year-end adjustments.

         Section 5.5 Litigation.

         (a) Except as set forth in Section 5.5(a) of the Parent Disclosure Letter, as of the date hereof, there is no Litigation by or before any Governmental Authority pending or, to the knowledge of Parent, threatened in writing against, by or affecting Parent or any of its Subsidiaries, except for such Litigations that, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Parent.

         (b) Except as set forth in Section 5.5(b) of the Parent Disclosure Letter, as of the date hereof, there are no judgments, injunctions, writs, orders or decrees binding on Parent or any of its Subsidiaries that, individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect on Parent.

         Section 5.6 Compliance with Laws.

         (a) Except as set forth in Section 5.6(a) of the Parent Disclosure Letter, Parent and each of its Subsidiaries are, and have been at all times since January 1, 2001, in compliance with all applicable Laws, except to the extent that the failure to be in compliance with any such Laws has not had, and would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Parent.

         (b) Except as set forth in Section 5.6(b) of the Parent Disclosure Letter or as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Parent, (i) all Parent Permits are valid and in full force and effect, (ii) neither Parent nor any of its Subsidiaries is in default under, or in violation of, any Parent Permit, and, to the knowledge of Parent, no event has occurred or condition exists which constitutes or, that with notice or lapse of time or both, would constitute, a material default under, or material violation of, any material Parent Permits,
(iii) none of the Parent Permits shall be terminated or impaired or become terminable as a result of the transactions contemplated hereby and (iv) all applications required to have been filed since January 1, 2001 for the renewal of any Parent Permits have been duly filed on a timely basis (after giving effect to any grace periods or extensions) with the appropriate Governmental Authorities.

         (c) Except as set forth in Section 5.6(c) of the Parent Disclosure Letter, since January 1, 2001 through the date hereof, to the knowledge of Parent, neither Parent nor any of its Subsidiaries has (i) received any written notice, or become a party to any enforcement action, administrative order or decree, stipulation, injunction, market conduct examination issued by or from any Governmental Authority, that (x) alleges any noncompliance (or that Parent or any of its Subsidiaries is under investigation or the subject of an inquiry by any such Governmental Authority for such alleged noncompliance) with any applicable Law or (y) would reasonably be likely to result in a fine, assessment or cease and desist order, or the suspension, revocation or limitation or restriction of any Parent Permit, except in the case of clause (x) or (y) as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Parent and (ii) neither Parent nor any of its Subsidiaries has entered into any material agreement or material settlement with any Governmental Authority with respect to its actual or alleged material non-compliance with, or violation of, any applicable Law.

         (d) Except as set forth in Section 5.6(d) of the Parent Disclosure Letter or as would not reasonably be likely to have a Material Adverse Effect on Parent, since January 1, 2001, Parent and each of its Subsidiaries has timely filed (after giving effect to any grace periods or extensions) all material regulatory reports, schedules, statements, and other documents, together with any amendments required to be made with respect thereto, that each was required to file with any Governmental Authority, including state health and insurance regulatory authorities and any applicable federal regulatory authorities, and have timely paid all material fees and assessments due and payable in connection therewith.

         Section 5.7 No Parent Vote Required. No vote or other action of the shareholders of Parent is required by applicable Law, the certificate of incorporation of Parent, the bylaws of Parent or otherwise in order for Parent and Merger Subsidiary to consummate the Merger and the transactions contemplated hereby.

         Section 5.8 Parent Ownership of Company Securities. Parent and its Subsidiaries do not Beneficially Own any shares of Company Common Stock or any options, warrants or other rights to acquire Company Common Stock. Neither Parent nor Merger Subsidiary is, or will become prior to the Effective Time, a "significant shareholder" or an "interested stockholder" with respect to the Company within the meaning of Section 180.1130(11) and Section 180.1140(8), respectively, of the WBCL.

         Section 5.9 Disclosure Documents. The information furnished to the Company by or on behalf of Parent and Merger Subsidiary for inclusion or incorporation by reference in the Proxy Statement will not, at the date first mailed to the shareholders of the Company, at the time of the Company Shareholder Meeting and at the time filed with the SEC, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made by Parent with respect to statements made therein based on information supplied by or on behalf of the Company for inclusion or incorporation by reference in such documents.

         Section 5.10 Finders' or Advisors' Fees. Except for MTS Health Partners, L.P. and Morgan Stanley & Co. Incorporated, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or Merger Subsidiary who is entitled to any fee or commission in connection with the transactions contemplated hereby.

         Section 5.11 Financing. Parent has and will have, immediately prior to, from and after the Effective Time, sufficient funds on-hand and available through existing liquidity facilities (without restrictions on drawdown that would delay payment of the Merger Consideration in accordance with Article II hereof) to consummate the transactions contemplated hereby, including payment of any amounts under Article II and Section 6.11.

         Section 5.12 Ownership and Operations of Merger Subsidiary. Parent owns of record and Beneficially Owns all outstanding shares of capital stock of Merger Subsidiary. Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated hereby, and has engaged in no other business or other activities or incurred any liabilities, other than in connection with or as contemplated herein.

                                  ARTICLE VI

                                   COVENANTS

         Section 6.1 Conduct of the Company's Business Pending the Merger.

         (a) Except for matters set forth in Section 6.1(a) of the Company Disclosure Letter or otherwise contemplated hereby or with the prior written consent of Parent, from and after the date hereof and prior to the Effective Time or such earlier date as this Agreement may be terminated in accordance with its terms (the "Pre-Closing Period"), the Company covenants and agrees that the business of the Company and its Subsidiaries shall be conducted only in the ordinary course of business consistent (except where indicated below) with past practice and, to the extent consistent therewith, each of the Company and its Subsidiaries shall use its commercially reasonable efforts to preserve its business organization intact and maintain its existing relations with its key customers, suppliers, brokers, agents, employees, creditors and business partners.

         (b) Without limiting the provisions of paragraph (a), the Company covenants and agrees that, except as set forth in Section 6.1(b) of the Company Disclosure Letter or as expressly permitted herein, or with the prior written consent of Parent, during the Pre-Closing Period, neither the Company nor any of its Subsidiaries will:

                  (i) amend or propose to amend its articles of incorporation or bylaws or similar organizational documents;

                  (ii) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than issuances pursuant to the exercise of Company Options outstanding on the date hereof or Company Options that prior to the date hereof, the Company has agreed in writing to issue and which are listed in Section 4.4(a) of the Company Disclosure Letter;

                  (iii) (A) directly or indirectly, split, combine or reclassify the outstanding shares of capital stock of the Company, or any outstanding capital stock of any of the Subsidiaries of the Company; or (B) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

                  (iv) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than dividends paid to the Company or any wholly-owned Subsidiary by a wholly-owned Subsidiary;

                  (v) (A) increase the compensation or benefits payable to any director, officer, other employee or consultant of the Company or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice to an employee of the Company that is not an officer under Section 16 of the Exchange Act; (B) make any new grant of any severance or termination payment to (or amend any such existing arrangement with) any director, officer, other employee or consultant of the Company or any of its Subsidiaries, other than severance or termination arrangements in connection with the termination in the ordinary course of business in amounts consistent with past practice to an employee or consultant of the Company that is not an officer under Section 16 of the Exchange Act; (C) hire any employee with an annual base salary in excess of $150,000, or promote any employee to any such position except in order to fill a position vacated after the date hereof; (D) enter into any severance or deferred compensation or other similar agreement (or amend any such existing agreement to materially increase benefits thereunder) with any director, officer, other employee or consultant of the Company or any of its Subsidiaries (other than agreements to make payments permitted under clause (B) above) or amend any generally applicable severance or termination policy to materially increase benefits thereunder; or (E) permit any director, officer or employee of the Company or any of its Subsidiaries who is not already a party to an agreement or a participant in a plan providing benefits upon or following a "change in control" to become a party to any such agreement or a participant in any such plan, other than in the case of clauses (A) to (D), pursuant to a pre-existing Contract that was disclosed to Parent or as required by applicable Law;

                  (vi) (A) adopt any new benefit plan, terminate any Company Employee Plan or modify any Company Employee Plan in a way that would result in a material additional cost to Parent, the Company or any of their respective Subsidiaries, except for any amendments to a Company Employee Plan required to maintain its qualified plan status under
         Section 401(a) of the Code; or (B) modify any actuarial cost method, assumption or practice used in determining benefit obligations, annual expense and funding for any Company Employee Plan, except to the extent required by GAAP;

                  (vii) (A) enter into any material transaction pursuant to which the Company or any of its Subsidiaries obtains insurance from any Third Party other than in the ordinary course of business; or (B) materially change any reinsurance program other than in the ordinary course of business;

                  (viii) take any action to cause any material insurance policy naming the Company or any of its Subsidiaries as a beneficiary or a loss payable payee to be cancelled or terminated, without notice to Parent, except in the ordinary course of business;

                  (ix) establish any new, or fund any existing, "rabbi" or similar trust (except in accordance with the current terms of any Company Employee Plan), or enter into any other arrangement for the purpose of securing non-qualified retirement benefits, termination benefits or deferred compensation;

                  (x) materially modify, materially amend or terminate or materially waive, materially release or assign any material rights or material claims under any Material Company Contract;

                  (xi) (A) incur any indebtedness for borrowed money or issue debt securities or assume or guarantee the obligations of any Person (other than a wholly-owned Subsidiary of the Company) for borrowed money, except for indebtedness incurred under the Company's existing credit facilities in the ordinary course of business consistent with past practice; (B) make any loans, advances or capital contributions to, or investments in, any other Person (other than to wholly-owned Subsidiaries of the Company), except in the ordinary course of business consistent with past practice and as otherwise permitted under the Company's existing investment policy; or (C) enter into any material commitment or transaction (including any borrowing, capital expenditure or purchase, sale or lease of assets) requiring a capital expenditure by the Company or its Subsidiaries, other than capital expenditures incurred or committed to (I) in 2004, pursuant to the Company's capital expenditures budget for 2004 and (II) in 2005, pursuant to the Company's preliminary capital expenditures budget for 2005 (capital expenditures for 2005 will be determined on a pro rata basis through Closing for purposes of this clause (II)), in each case as such budgets were previously made available to Parent and other capital expenditures that do not exceed $2,000,000 in the aggregate;

                  (xii) (A) make, revoke or change a material Tax election with respect to the Company or any of its Subsidiaries; (B) change a material method of reporting income or deductions for Tax purposes with respect to the Company or any of its Subsidiaries; or (C) settle or compromise any material Tax liability or refund of the Company or any of its Subsidiaries other than with respect to any proceeding with respect to a material Tax liability of the Company or any of its Subsidiaries in progress as of the date hereof in an aggregate amount not to exceed the amount reserved for Tax liabilities on the consolidated balance sheet of the Company, dated as of June 30, 2004, included in the Form 10-Q filed by the Company on August 5, 2004.

                  (xiii) change any of the accounting principles used by it, unless required by GAAP or applicable Law;

                  (xiv) pay, discharge or satisfy any Liabilities, other than the payment, discharge or satisfaction of any such Liabilities (A) in the ordinary course of business consistent with past practice, (B) outside of the ordinary course of business in an aggregate amount not exceeding $500,000 with respect to any Liability relating to a specific matter or (C) pursuant to any settlement or compromise regarding any Litigation (whether or not commenced prior to the date hereof), other than settlements or compromises where the amount paid (after giving effect to insurance proceeds to be actually received) does not exceed in each case the amount that is fully reserved on the consolidated balance sheet of the Company, dated as of June 30, 2004, included in the Form 10-Q filed by the Company with the SEC on August 5, 2004, or disclosed in writing to Parent prior to the date hereof with respect to such Litigation, plus an amount in addition to such reserved or disclosed amounts not to exceed $2,000,000 in the aggregate for all settlements or compromises of any Litigation made pursuant to this proviso; provided that nothing in this clause (xiv) shall prohibit, restrict or limit any action that the Company or its Subsidiaries are authorized or permitted to undertake pursuant to any other clause of this Section 6.1(b);

                  (xv) sell, transfer, lease, license, pledge or encumber any assets of the Company or any of its Subsidiaries, except (A) pursuant to Contracts in existence as of the date hereof or (B) in the ordinary course of business, which may include the disposal of obsolete or surplus equipment or the selling of investments through the Company's investment managers;

                  (xvi) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, except any acquisition (by merger, consolidation, or acquisition of stock or assets) as part of or in connection with (A) one or more intracompany reorganizations or (B) the Company's or one of its Subsidiary's investment portfolios consistent with the Company's existing investment policy;

                  (xvii) take any action to cause the Company Common Stock to cease to be listed for trading on the New York Stock Exchange prior to the Closing Date; and

                  (xviii) enter into a Contract to do any of the foregoing, or to authorize, recommend or announce an intention to do any of the foregoing.

         (c) Nothing contained herein shall give to Parent or Merger Subsidiary, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its operations.

         Section 6.2 Preparation of Proxy Statement; Shareholder Meeting.

         (a) As promptly as reasonably practicable following the date hereof, the Company shall with the timely cooperation and assistance of Parent prepare and file with the SEC the proxy statement relating to the matters to be submitted to the Company shareholders at the Company Shareholder Meeting (such proxy statement and any amendments or supplements thereto, the "Proxy Statement"). The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC. The Company shall, as promptly as practicable after receipt thereof, provide Parent copies of any written comments, and advise Parent of any oral comments or communications regarding the Proxy Statement received from the SEC. The Company and Parent shall cooperate and provide the other with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing the same with the SEC, and such parties will promptly provide each other with copies of such filings made with the SEC.

         (b) The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as reasonably practicable after being cleared by the SEC.

         (c) If at any time prior to the Effective Time, any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent, as the case may be, that should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party and, to the extent required by Law, the Company and Parent shall cooperate to cause an appropriate amendment or supplement describing such information promptly to be filed with the SEC and disseminated to the shareholders of the Company.

         (d) Subject to Section 6.2(e), the Company shall, in accordance with applicable Law and the articles of incorporation and bylaws of the Company,
(i) duly take all lawful action to call and give notice of, and use its reasonable best efforts to convene and hold, a meeting of its shareholders as soon as reasonably practicable after the date hereof (the "Company Shareholder Meeting") for the purpose of obtaining the Company Shareholder Approval with respect to the transactions contemplated hereby and (ii) use its reasonable best efforts to solicit the approval of this Agreement. In furtherance of the foregoing, except as set forth in Section 6.5(b), the Board of Directors of the Company shall recommend approval of this Agreement by the shareholders of the Company as set forth in Section 4.2(b) (the "Company Recommendation").

         (e) Notwithstanding any other provision of this Agreement, in the event that the Company effects a Company Change of Recommendation in compliance with Section 6.5(b), the Company shall not be obligated, pursuant to Section 6.2(d) or any other provision of this Agreement, to give notice of, convene or hold the Company Shareholder Meeting, or solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and the Merger.

         Section 6.3 Access to Information; Confidentiality.

         (a) Subject to compliance with applicable Law and Section 6.3(b), the Company shall, and shall cause its Subsidiaries to, give Parent and its Representatives reasonable access to the offices, facilities, personnel, properties, books and records of the Company and its Subsidiaries (including giving permission to the Company's auditors to share its work papers) during normal business hours, furnish to Parent and its Representatives such financial and operating data and all other information as such Persons may reasonably request and shall instruct its Representatives to cooperate with Parent in its investigation of the business of the Company; provided, however, that no investigation of the Company's business shall affect any representation or warranty made by the Company hereunder. Each party will use its reasonable best efforts to minimize any disruption to the businesses of the Company and its Subsidiaries that may result from requests for access, data and information hereunder.

         (b) All information provided or obtained in connection with the transactions contemplated hereby will be held by Parent in accordance with the Confidentiality Agreement, dated August 6, 2004, between Parent and the Company (the "Confidentiality Agreement"). In the event of a conflict or inconsistency between the terms hereof and the Confidentiality Agreement, the terms hereof will govern. Notwithstanding the foregoing, the Company shall not be required to provide any information that it reasonably believes it may not provide to Parent by reason of contractual or legal restrictions, including applicable Laws, or which it believes is competitively sensitive information. In addition, the Company may designate any competitively sensitive information provided to Parent under this Agreement as "outside counsel only" and such information shall be given only to the outside counsel of Parent and may not be shared with Parent or any of its Subsidiaries or any of their respective Representatives (other than such outside counsel).

         Section 6.4 No Solicitation; Unsolicited Proposals.

         (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement pursuant to Section 8.1, the Company shall not, and shall cause its Subsidiaries not to, and shall not authorize or permit its Representatives on its behalf to, directly or indirectly, (i) solicit, initiate, knowingly facilitate or encourage any inquiries or the making, announcement or submission of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (including the granting of any waiver under Sections 180.1140 to 180.1144 of the WBCL), (ii) other than informing Persons of the existence of the provisions contained in this Section 6.4, participate or engage in any substantive discussions or any negotiations with, or disclose or provide any non-public information or data relating to the Company or its Subsidiaries or afford access to the properties, books or records or employees of the Company or its Subsidiaries to, any Third Party making, or in furtherance of, an Acquisition Proposal or an indication of interest that could lead to an Acquisition Proposal or (iii) enter into any agreement in principle, letter of intent, memorandum of understanding or other agreement (other than a confidentiality agreement) with respect to any Acquisition Proposal. The Company shall, and shall cause its Subsidiaries to, and shall cause its Representatives on its behalf to, immediately cease and terminate any existing discussions or negotiations with any Third Party conducted heretofore by the Company, its Subsidiaries or the Company's Representatives with respect to any Acquisition Proposal and shall request that all such Third Parties who executed on or after June 1, 2004 a confidentiality agreement in connection with the consideration of a possible Acquisition Proposal to return to the Company, or destroy, all confidential information heretofore furnished to such Third Party by or on behalf of the Company in accordance with the terms of such confidentiality agreement, including the rights of such Third Parties to retain confidential information in accordance with the terms of such confidentiality agreements.

         (b) Notwithstanding the restrictions set forth in Section 6.4(a), if, at any time prior to the Company Shareholder Approval, (i) the Company receives an unsolicited bona fide proposal from a Third Party relating to an Acquisition Proposal and (ii) the Board of Directors of the Company concludes in good faith (after receiving advice of its financial advisors and outside counsel) that (A) such Acquisition Proposal is, or would reasonably be expected to lead to, a Superior Proposal and (B) the failure to do so would reasonably be expected to result in a breach by the Board of Directors of the Company of its fiduciary duties to the Company's shareholders under applicable Law, the Company may, after giving three (3) Business Days prior written notice to Parent of the identity of such Third Party and the material terms and conditions of its Acquisition Proposal and the Company's intention to furnish non-public information or data or access, and after the Company enters into an executed confidentiality agreement (provided that in the event that such confidentiality agreement contains any "standstill" provisions or restrictions on disclosure of information less favorable to the Company than such provisions or restrictions in the Confidentiality Agreement, then the Company and Parent shall enter into an amendment to such Confidentiality Agreement to provide for a substantially comparable "standstill" and equivalent restrictions on disclosure), (x) provide non-public information or data relating to the Company or its Subsidiaries (provided that the Company furnishes such non-public information to Parent concurrently with providing such non-public information or data to a Third Party (to the extent that such non-public information has not been previously furnished to Parent)), or afford access to the properties, book or records or employees of the Company or its Subsidiaries to the Third Party making such Acquisition Proposal and its Representatives and (y) participate in discussions or negotiations regarding such proposal.

         (c) After the date hereof, the Company shall as soon as practicable (and in any event within two (2) Business Days after becoming knowledgeable thereof) notify Parent orally and in writing of any Acquisition Proposal or of any request for information or inquiry that could lead to an Acquisition Proposal, the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person making such Acquisition Proposal, request or inquiry. The Company shall inform Parent on a prompt basis of the status and content of any discussions or negotiations regarding, or relating to, any Acquisition Proposal and any material modification thereto.

         (d) Nothing contained herein shall prohibit or impede the Company from taking and disclosing to its shareholders a position as required by Rule 14d-9, Rule 14e-2 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or from making any other required disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company, after receiving advice of outside counsel, failure so to disclose would reasonably be expected to be inconsistent with the fulfillment of its fiduciary duties to the Company's shareholders under applicable Law.

         (e) For purposes of this Agreement:

                  (i) "Acquisition Proposal" means any inquiry, offer, proposal or indication of interest, as the case may be, by any Third Party that relates to (1) a transaction or series of transactions (including any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination) involving the Company or the issuance or acquisition of shares of capital stock or other equity securities of the Company representing 15% or more (by voting power) of the outstanding capital stock of the Company, (2) any tender or exchange offer that if consummated would result in any Person, together with all affiliates thereof, Beneficially Owning shares of capital stock or other equity securities of the Company representing 15% or more (by voting power) of the outstanding capital stock of the Company or (3) the acquisition, purchase or disposition of the business or consolidated assets of the Company (including capital stock or assets of any Subsidiary) outside the ordinary course of business; and

                  (ii) "Superior Proposal" means any bona fide Acquisition Proposal, on its most recently amended or modified terms which the Board of Directors of the Company determines in its good faith judgment (after receiving the advice of its outside counsel and financial advisors) after taking into account, among other things, the terms and conditions of the Acquisition Proposal and this Agreement (as may be proposed to be amended by Parent), including price, form of consideration, closing conditions, the ability to fully finance the transaction and such other aspects of the Acquisition Proposal as the Board of Directors of the Company in good faith deems relevant (A) would, if consummated, result in a transaction that is more favorable, from a financial point of view, to the Company's shareholders than the transactions contemplated hereby and (B) is reasonably likely to be completed.

         Section 6.5 Company Board of Directors' Recommendation.

         (a) Subject to Section 6.5(b), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, qualify, modify or amend or propose to withdraw, qualify, modify or amend in any manner adverse to Parent or Merger Subsidiary, the Company Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Company Recommendation), (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement (other than a confidentiality agreement) relating to any Acquisition Proposal or (iii) approve or recommend or propose to approve or recommend any Acquisition Proposal (each of the foregoing being referred to as a "Company Change in Recommendation").

         (b) Notwithstanding the provisions of Section 6.5(a), if, prior to the Company Shareholder Meeting, (i) the Board of Directors of the Company determines in good faith, after receiving advice of outside counsel, that it would reasonably be expected to be required for the purpose of fulfilling its fiduciary duties to the Company's shareholders under applicable Law, (ii) the Company provides to Parent a notice in writing of the determination described in clause (i), and (iii) at least four (4) Business Days have elapsed from receipt by Parent of the notice referred to in clause (ii) above, and taking into account any revised proposal made by Parent since receipt by it of the notice referred to in clause (ii) above, the Board of Directors of the Company maintains its determination described in clause (i) above, the Board of Directors of the Company may (A) withdraw or modify its approval or recommendation of the Merger and this Agreement and/or (B) upon termination of this Agreement in accordance with Section 8.1(e), approve and enter into an agreement relating to an Acquisition Proposal that constitutes a Superior Proposal. In the event the Board of Directors of the Company shall undertake a Company Change of Recommendation, Parent, upon its written request, shall be released from all "standstill" provisions and restrictions on use of confidential information (but not disclosure to third parties of information except for disclosure to Parent's Representatives and financing sources, credit rating agencies and Governmental Authorities which shall be permitted; provided that any such Representatives and financing sources shall be bound by an obligation of confidentiality and nondisclosure with respect to such information for the benefit of the Company; and provided further that Parent shall be responsible to the Company for any breach of such obligation of confidentiality to the Company) under the Confidentiality Agreement to the extent reasonably necessary to permit Parent to make an Acquisition Proposal. In the event Parent is released from its "standstill" provisions and restrictions on use of information, the Company shall be permitted to release any other Person subject to similar provisions and restrictions to the same extent Parent is so released.

         Section 6.6 Regulatory Filings; Reasonable Best Efforts.

         (a) Upon the terms and subject to the conditions set forth herein, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as promptly as practicable, but in no event later than the End Date, the Merger and the other transactions contemplated hereby in accordance with the terms hereof, including (i) the obtaining of all necessary approvals under any applicable Health Care Laws required in connection with this Agreement, the Merger and the other transactions contemplated hereby, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals and authorizations from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (iii) the obtaining of all necessary waivers, consents, approvals and authorizations from Third Parties and (iv) the execution and delivery of any additional instruments necessary to consummate the Merger and the other transactions contemplated hereby in accordance with the terms hereof and to fully carry out the purposes of this Agreement. Notwithstanding anything to the contrary contained in this Section 6.6(a) (except for the proviso in this sentence), neither Parent nor any of its Subsidiaries shall be required to (A) sell, divest, hold separate, otherwise dispose of or license any of their or of the Company's or any of its Subsidiaries' respective businesses, product lines or assets, (B) conduct their or the Company's or any of its Subsidiaries' respective businesses in a specified manner or (C) agree to take any of the actions set forth in clause (A) or (B), or agree to take any other action or agree to any limitation that, in the case of clause (A), (B) or (C), would have a (I) Material Adverse Effect (reading out the "would reasonably be likely to be" language of such defined term) on either the Company or Parent (it being agreed that in the case of measuring the effect on Parent in this clause (I), "Material Adverse Effect" shall be the level of, and shall be measured as to, what would have a "Material Adverse Effect" on the Company and not the level or measure of what would have a "Material Adverse Effect" on Parent), or (II) material adverse effect on the benefits, taken as a whole, Parent reasonably expected to derive from the transactions contemplated hereby, including the Merger (such Material Adverse Effect on either the Company or Parent or such material adverse effect on such benefits, a "Regulatory Material Adverse Effect"); provided, however, that Parent understands and agrees that it will, and will cause its Subsidiaries to, take or commit to take any of the foregoing actions so long as, or to the extent, any such action would not have such a Regulatory Material Adverse Effect, in each case as a condition to obtaining any and all approvals from any Governmental Authority for any reason in order to consummate and make effective, as promptly as practicable, but in no event later than the End Date, the Merger and the other transactions contemplated hereby, including taking any and all actions (so long as, or to the extent, any such actions would not have a Regulatory Material Adverse Effect) necessary in order to ensure that (x) no requirement for non-action, a waiver, consent, approval or authorization of the United States Federal Trade Commission ("FTC"), the Antitrust Division of the United States Department of Justice ("Antitrust Division"), any authority enforcing applicable Health Care Laws, any State Attorney General or any other Governmental Authority, (y) no decree, judgment, injunction, temporary restraining order or any other order in any suit or proceeding and (z) no other matter relating to any antitrust or competition Law or relating to any Health Care Law or other Laws, would preclude consummation of the Merger by the End Date. The Company shall agree if, but solely if, requested by Parent in writing to divest, hold separate or otherwise take or commit to take any action with respect to the businesses, services or assets of the Company or any of its Subsidiaries in furtherance of this Section 6.6(a); provided, however, that any such action may be conditioned upon the consummation of the Merger and other transactions contemplated hereby. In addition, upon the terms and subject to the conditions herein provided and subject to the fiduciary duties of the Board of Directors of the Company and its other obligations under applicable Law, none of the parties hereto shall knowingly take or cause to be taken any action that would reasonably be expected to materially delay or prevent the satisfaction by the End Date of the conditions set forth in Sections 7.2(e) and 7.3(c). Each of Parent and the Company undertakes and agrees to file as soon as practicable a Notification and Report Form under the HSR Act with the FTC and the Antitrust Division and to make as soon as practicable such filings and apply as soon as practicable for such approvals and consents as are required under the Health Care Laws.

         (b) Each of Parent and the Company shall (i) respond as promptly as practicable to all inquiries and requests received from the FTC, the Antitrust Division, any State Attorney General or other Governmental Authority in connection with antitrust matters or Health Care Laws and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC, the Antitrust Division, any State Attorney General or other Governmental Authority not to consummate the transactions contemplated hereby, except with the prior written consent of the other parties hereto.

         (c) In connection with and without limiting the foregoing, if any anti-takeover or similar statute or regulation is or may become applicable to the transactions contemplated hereby, each of the parties and its Board of Directors shall use their respective reasonable best efforts to grant or secure any required approvals or consents and take all such actions as are reasonable and legally permissible so that the transactions contemplated hereby may be consummated as promptly as practicable upon and subject to the terms contemplated hereby and otherwise act to eliminate or minimize the effects (including any resulting delays) of any such statute or regulation on the transactions contemplated hereby.

         (d) In addition, each party shall, subject to applicable Law (i) promptly notify the other party of any written communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other Governmental Authority, including insurance, health or other regulatory authorities, and, permit the other party to review in advance any proposed communication to any of the foregoing, (ii) consult with the other party prior to participating in any meeting or substantive discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning this Agreement or the Merger and provide the other party the opportunity to attend and participate thereat and (iii) furnish the other party with copies of all correspondence, filings, and written communications (or a reasonably detailed summary of any oral communications) between them and their respective representatives on the one hand, and any Governmental Authority, including insurance, health or other regulatory authorities, or members of their respective staffs on the other hand, with respect hereto and the Merger.

         Section 6.7 Employee Benefits.

         (a) Notwithstanding anything to the contrary contained herein, from and after the Effective Time, Parent shall honor or cause the Surviving Corporation to honor, in accordance with their terms (without giving effect to any amendments thereto after the Effective Time except if consented to by the effected party), all benefits and obligations under the employment and severance agreements listed in Section 6.7(a) of the Company Disclosure Letter and the Company's Change of Control Severance Benefit Plan, as amended and restated November 29, 2001 (such agreements and plan, collectively, the "Severance Agreements"). Parent, Merger Subsidiary and the Company agree that the consummation of the Merger shall constitute a "change in control" or "change of control" or similar transaction for purposes of the Severance Agreements.

         (b) During the one year period following the Effective Time, Parent shall, or shall cause the Surviving Corporation to, provide to the employees of the Company and its Subsidiaries who are employed at the Effective Time and who remain employed with the Surviving Corporation or any Subsidiary of Parent ("Company Employees") for so long as the Company Employee remains so employed, compensation and employee benefits that, with respect to each employee, are substantially as favorable in the aggregate to the compensation and benefits provided to such employee under the Company Employee Plans immediately prior to the Effective Time or pursuant to employee benefit plans maintained from time to time after the Effective Time by Parent or any Subsidiary of Parent for similarly-situated employees of Parent or such Subsidiary. Nothing in this
Section 6.7(b) is intended to constitute any commitment or obligation to any Company Employees or to create any ongoing obligation to employ any Company Employees or provide any specific benefits to any Company Employees.

         (c) Parent shall provide each Company Employee who incurs a termination of employment during the one-year period following the Effective Time with severance payments and severance benefits that are no less favorable than the severance payments and severance benefits to which such employee would have been entitled with respect to such termination under the severance policies of the Company as set forth in Section 6.7(c) of the Company Disclosure Letter; provided that nothing in this Section 6.7(c) shall modify or limit the provisions of the Severance Agreements.

         (d) Parent shall, or shall cause the Surviving Corporation or Parent's or the Surviving Corporation's Subsidiaries, as applicable, to, give Company Employees full credit for such Company Employees' service with the Company and its Subsidiaries for purposes of eligibility, vesting, and determination of the level of benefits (including, for purposes of vacation and severance), but not for purposes of benefit accruals, under any benefit plans made generally available to employees or officers or any class or level of employees or officers maintained by Parent, the Surviving Corporation or any of their respective Subsidiaries in which a Company Employee participates to the same extent recognized by the Company immediately prior to the Effective Time; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits with respect to the same period of service.

         (e) Parent shall, or shall cause the Surviving Corporation or Parent's or the Surviving Corporation's Subsidiaries, as applicable, to, (i) waive any preexisting condition limitations otherwise applicable to Company Employees and their eligible dependents under any plan of Parent or any Subsidiary of Parent that provides health benefits in which Company Employees may be eligible to participate following the Closing to the extent such conditions are covered under the analogous Company Employee Plan in which such Company Employees participated immediately prior to the Effective Time, other than any limitations that were in effect with respect to such employees as of the Effective Time under the analogous Company Employee Plan, (ii) honor any deductible, co-payment and out-of-pocket maximums incurred by the Company Employees and their eligible dependents under the health plans in which they participated immediately prior to the Effective Time during the portion of the calendar year prior to the Effective Time in satisfying any deductibles, co-payments or out-of-pocket maximums under health plans of Parent, the Surviving Corporation or any of their respective Subsidiaries in which they are eligible to participate after the Effective Time in the same plan year in which such deductibles, co-payments or out-of-pocket maximums were incurred and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Company Employee and his or her eligible dependents on or after the Effective Time, in each case to the extent such Company Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous Company Employee Plan prior to the Effective Time.

         (f) (i) In the event that the Closing occurs prior to December 31, 2004, the Company shall pay to each Company Employee who is a participant in respect of the 2004 calendar year (each, a "Bonus Eligible Employee") under the Company's 2004 Compensation Management Program, the Company's Executive Annual Incentive Plan, and/or the Company's Executive Management 2004 Interim Performance Award Plan (such program and plans, collectively, the "Company Bonus Plans") immediately prior to the Effective Time a pro rata portion of such Bonus Eligible Employee's full 2004 bonus that he would have been paid in respect of 2004 under the Company Bonus Plans, calculated by multiplying each Bonus Eligible Employee's Bonus Amount (as defined below) by a fraction, the numerator of which is the number of days that have elapsed in 2004 through and including the Closing Date and the denominator of which is 365. "Bonus Amount" shall be calculated by measuring the bonus that would have been paid under the applicable Company Bonus Plan had the actual performance for calendar year 2004 been equal to the actual performance for the period from January 1, 2004 through the last day of the month immediately prior to the month in which the Closing occurs, and extrapolating such actual performance through the end of the calendar year 2004. For example, assuming that the Effective Time occurs in November of 2004, each Bonus Eligible Employee's Bonus Amount would be calculated by (A) measuring actual performance for the period from January 1, 2004 through October 31, 2004 (assume such actual performance amount equals 100, the "Actual Performance Amount"), (B) dividing the Actual Performance Amount by the number of fully completed months in the year prior to the Effective Time (10 in this example), with such quotient being referred to as the "Monthly Average Actual Performance Amount," and (C) multiplying the Monthly Average Actual Performance Amount by the total number of months in the year (12); which in this example would result in an extrapolated performance of 120 for calendar year 2004. The Bonus Amount would then equal the amount that the Bonus Eligible Employee would have received for 2004 under the applicable Company Bonus Plan had the Company's actual performance for 2004 equaled 120. The foregoing example is included for the sole purpose of setting forth the methodology for calculating the Bonus Amount in the event that the Closing occurs prior to December 31, 2004.

                  (ii) In the event that the Closing occurs on or after December 31, 2004, the Company shall pay each Bonus Eligible Employee the full bonus that he would have been paid in respect of 2004 under the applicable Company Bonus Plan based on actual performance through December 31, 2004 on the date such bonus is ordinarily paid by the Company under such Company Bonus Plan or, if earlier, immediately prior to the Effective Time.

                  (iii) In the event that the Closing occurs prior to January 1, 2005, a Bonus Eligible Employee who is in the employ of Parent or any of its Subsidiaries on December 31, 2004 shall be paid a supplemental bonus in an amount equal to the Bonus Amount multiplied by a fraction where the numerator is 365 less the number of days elapsed in 2004 prior to the Closing Date and the denominator is 365.

                  (iv) For purposes of calculating severance benefits under the Severance Agreements, all references to the annual bonus earned or received in the year prior to termination shall be calculated using the Bonus Amount.

         Section 6.8 Public Announcements. The initial press release with respect to the Merger shall be a joint press release, to be agreed upon by Parent and the Company. Thereafter, Parent and Merger Subsidiary, on the one hand, and the Company, on the other hand, shall, to the extent feasible, consult with each other before issuing, and provide each other reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or automated inter-dealer quotation system.

         Section 6.9 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, as the case may be, any deeds, bills of sale, assignments, assurances or other documents, or instruments, and to take any other actions and do any other things, in the name and on behalf of the Company or Merger Subsidiary, reasonably necessary to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger and to otherwise accomplish the purpose and intent of this Agreement and the transactions contemplated hereby.

         Section 6.10 Notification of Certain Matters.

         (a) The Company shall notify Parent, and Parent or Merger Subsidiary shall notify the Company, of (a) any change or effect that has had, or would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, Parent or Merger Subsidiary, as applicable, (b) any representation or warranty made by it contained herein becoming untrue or inaccurate in any material respect and (c) the failure by it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case within three (3) Business Days of an executive officer of such Person becoming aware of the occurrence of such development. The parties' obligations under this Section 6.10 and the disclosure of any matter in accordance with the provisions of this Section
6.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such disclosure and shall not be deemed to cure any breach or inaccuracy of any representation or warranty made herein.

         (b) The Company shall give prompt written notice to Parent, and Parent or Merger Subsidiary shall give prompt notice to the Company, of any notice or other communication received after the date hereof from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby.

         Section 6.11 Indemnification; D&O Insurance.

         (a) From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the "Indemnified Parties") from and against all losses, claims, damages, costs and expenses (including attorneys' fees and expenses), liabilities, judgments and, subject to the proviso of this sentence, settlement amounts that are paid or incurred in connection with any pending, threatened or completed claim, action, suit, formal or informal proceeding, formal or informal investigation or formal or informal inquiry (whether civil, criminal, administrative or investigative and whether asserted or claimed prior to, at or after the Effective Time) that is (i) based on, or arises out of, the fact that such Indemnified Party is or was a director or officer of the Company or any of its Subsidiaries or (ii) based on, or arising out of, or pertaining hereto or the transactions contemplated hereby, in each case under clause (i) or clause (ii) above, to the fullest extent a corporation is permitted under applicable Law to indemnify its own directors or officers, as the case may be; provided, however, that after the Effective Time the Surviving Corporation may elect to provide officers of the Company and its Subsidiaries with the same indemnification as Parent provides to officers of its Subsidiaries with respect to any fact, matter, event or circumstance arising after the Effective Time relating to the matters covered by clause (i) above, such same indemnification to be provided with respect to such fact, matter, event or circumstance in lieu of the indemnification set forth in this
Section 6.11; provided, further, that notwithstanding the foregoing proviso, all Indemnified Parties shall continue to be indemnified following the Effective Time under the terms set forth in this Section 6.11 with respect to the matters covered by clause (ii) above. Without limiting the foregoing, in the event that any such claim, action, suit, proceeding, investigation or inquiry is brought against any Indemnified Party (whether prior to or after the Effective Time), (A) the Surviving Corporation shall have the right to assume the defense thereof with legal counsel of Parent's choosing and neither Parent nor the Surviving Corporation shall be liable to such Indemnified Party for any legal expenses of other counsel or any expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that such Indemnified Party may employ counsel of its own choosing, and Parent shall cause the Surviving Corporation to pay such Indemnified Party for reasonable legal expenses of such counsel, if under applicable standards of professional conduct the counsel selected by Parent may be reasonably determined by counsel consulted by such Indemnified Party, to have a conflict representing the Surviving Corporation and the Indemnified Party in the conduct of the defense of an action, and (B) the Surviving Corporation shall not be liable for any settlement of any claim effected without its written consent (which consent shall not be unreasonably withheld, delayed or conditioned). Any Indemnified Party wishing to obtain indemnification under this Section 6.11(a), upon learning of any claim, action, suit, proceeding, investigation or inquiry, shall promptly notify Parent thereof; provided, however, the failure of any Indemnified Party to give such notice shall not waive any rights of the Indemnified Party under this Section 6.11 except to the extent that the rights of the Surviving Corporation or Parent are actually materially prejudiced thereby). In the event the Surviving Corporation does not assume the defense of an action in accordance with this Section 6.11(a),
(w) the Indemnified Parties as a group seeking indemnification with respect to the same or a substantially related matter may retain only one law firm with respect to such matter except to the extent that under applicable standards of professional conduct, such counsel would have a conflict representing such Indemnified Party and any other Indemnified Party or Indemnified Parties, (x) Parent shall cause the Surviving Corporation to pay all expenses of the disposition of any such claim, action, suit, proceeding, investigation or inquiry to each Indemnified Party to the full extent permitted by applicable Law promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the WBCL; provided, however, that the person to whom expenses are advanced provides an undertaking if required by applicable Law to repay such advance if it is ultimately determined that such person is not entitled to indemnification, (y) Parent shall cause the Surviving Corporation to pay all reasonable fees and expenses of such counsel for the Indemnified Parties and all costs and expenses of the Indemnified Parties in connection with seeking and obtaining indemnification from the Surviving Corporation, from time to time, in each case within three (3) Business Days of the receipt by Parent of a statement from such counsel for the Indemnified Parties and (z) Parent shall cause the Surviving Corporation to use reasonable best efforts to assist in the defense of any such matter. In the event of any dispute as to whether an Indemnified Party's conduct complies with the standards set forth under applicable Law and as applicable, the Company Organizational Documents and the Company Subsidiary Organizational Documents, a determination shall be made by independent counsel reasonably acceptable to the Surviving Corporation and the Indemnified Party. Without limiting the foregoing, to the extent that any Indemnified Party is, by reason of the fact that such Indemnified Party is or was a director or officer of the Company or any of its Subsidiaries, a witness in any claim, action, suit, proceeding, investigation or inquiry to which such Indemnified Party is not a party, such Indemnified Party shall be indemnified and held harmless against all costs and expenses in connection therewith.

         (b) The Surviving Corporation shall not enter into any settlement of any claim in which the Surviving Corporation is jointly liable with an Indemnified Party (or would be if joined in such claim) unless such settlement provides for a full and final release of all claims asserted against such Indemnified Party.

         (c) Except to the extent required by Applicable Law, neither Parent nor the Surviving Corporation shall take any action so as to amend, modify, limit or repeal the provisions for indemnification of Indemnified Parties contained in the certificates or articles of incorporation or bylaws (or other comparable organizational documents) of the Surviving Corporation and its Subsidiaries (which as of the Effective Time shall be no less favorable to such individuals than those maintained by the Company and its Subsidiaries on the date hereof) in such a manner as would adversely affect the rights of any Indemnified Party to be indemnified by such corporations in respect of their serving in such capacities prior to the Effective Time. The Surviving Corporation shall honor all of its indemnification obligations existing as of the Effective Time.

         (d) For a period of six (6) years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor "tail" or other policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions that are no less advantageous in the aggregate) with respect to claims arising from or related to facts or events that occurred at or before the Effective Time; provided, however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 300% of the annual premiums paid as of the date hereof by the Company for such insurance (such 300% amount, the "Maximum Premium"). If such insurance coverage can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall obtain and maintain one or more policies with the greatest coverage available for an annual premium equal to the Maximum Premium.

         (e) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and each party entitled to insurance coverage under Section 6.11(d), respectively, and his or her heirs and legal representatives, and shall be in addition to, and shall not impair, any other rights an Indemnified Party may have under the Company Organizational Documents or the Company Subsidiary Organizational Documents, as applicable, or the comparable organization documents of the Surviving Corporation or any of its Subsidiaries, under applicable Law or otherwise. Parent shall ensure that the Surviving Corporation complies with all of its obligations under this Section 6.11.

         (f) In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person, then, and in each such case, Parent shall cause proper provisions to be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 6.11. The obligations of Parent and the Surviving Corporation under this Section 6.11 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.11 applies without the express written consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 6.11 applies shall be Third Party beneficiaries of this Section 6.11).

         Section 6.12 Undertakings of Parent. Parent shall perform, or cause to be performed, when due, all obligations of Merger Subsidiary under this Agreement.

         Section 6.13 FIRPTA Matters. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the IRS the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

                                 ARTICLE VII

                           CONDITIONS TO THE MERGER

         Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of the Company, Parent and Merger Subsidiary to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) Company Shareholder Approval. The Company Shareholder Approval shall have been obtained.

         (b) Antitrust. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act or any other applicable competition, merger control, antitrust or similar Law shall have been terminated or shall have expired.

         (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other statute, Law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger; provided, however, that prior to asserting this condition, each of the parties shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

         Section 7.2 Conditions to Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company contained herein (except solely with respect to the second sentence of Section 4.6 which is addressed below) shall be true and correct as of the date hereof and as of the Closing Date as though made on the Closing Date (without regard to materiality or Material Adverse Effect qualifiers contained therein), except (i) to the extent such representations and warranties expressly speak as of an earlier date, in which case as of such earlier date and (ii) where the failure of the representations and warranties to be true and correct individually or in the aggregate, has not had a Material Adverse Effect on the Company. The representation and warranty of the Company contained in the second sentence of Section 4.6 shall be true and correct as of the date hereof and as of the Closing Date as though made on the Closing Date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to such effect.

         (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Effective Time. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company on its behalf to such effect.

         (c) No Litigation. There shall not be pending any suit, action or proceeding by any Governmental Authority (i) challenging the acquisition by Parent or Merger Subsidiary of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or the transactions contemplated hereby, seeking to place material limitations on the ownership of shares of Company Common Stock (or shares of capital stock of the Surviving Corporation) by Parent or Merger Subsidiary, (ii) seeking to prohibit or limit the ownership or operation by the Company or any of its Subsidiaries or by Parent or any of its Subsidiaries of any portion of any business or of any assets of the Company and its Subsidiaries or Parent and its Subsidiaries,
(iii) seeking to obtain from the Company, Parent or Merger Subsidiary any damages, which in the case of clauses (ii) and (iii) above would have, individually or in the aggregate, a Material Adverse Effect on either the Company or Parent.

         (d) Restraint. No Restraint that would result, directly or indirectly, in any of the effects referred to in Section 7.2(c) shall be in effect.

         (e) Regulatory Matters. The authorizations, consents, orders, permits or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Authority (other than the expiration of the applicable waiting period under the HSR Act that is addressed in Section 7.1(b)) that are set forth in Section 4.3(b) of the Company Disclosure Letter and Section 5.3(b) of the Parent Disclosure Letter (all of the foregoing, "Governmental Consents") and which are necessary for the consummation of the transactions contemplated hereby shall have been filed, have occurred or have been obtained (all such Governmental Consents being referred to as the "Company Requisite Regulatory Approvals") and all such Company Requisite Regulatory Approvals shall be in full force and effect without any conditions, restrictions or requirements, which (if implemented), would have, individually or in the aggregate, a Regulatory Material Adverse Effect.

         Section 7.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) Representations and Warranties. The representations and warranties of each of Parent and Merger Subsidiary contained herein shall be true and correct as of the date hereof and as of the Closing Date as though made on the Closing Date (without regard to materiality or Material Adverse Effect qualifiers contained therein), except (i) to the extent such representations and warranties expressly speak as of an earlier date, in which case as of such earlier date and (ii) where the failure of the representations and warranties to be true and correct individually or in the aggregate, has not had a Material Adverse Effect on the Company; provided, however, that the truth and correctness of Section 5.11 shall not be subject to any materiality or Material Adverse Effect qualifier. The Company shall have received a certificate signed on behalf of each of Parent and Merger Subsidiary by the chief executive officer or chief financial officer of Parent and Merger Subsidiary on their behalf to such effect.

         (b) Performance of Obligations of Parent and Merger Subsidiary. Parent and Merger Subsidiary shall have each performed in all material respects all covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Effective Time. The Company shall have received a certificate signed on behalf of each of Parent and Merger Subsidiary by the chief executive officer or chief financial officer of Parent and Merger Subsidiary on their behalf to such effect.

         (c) Regulatory Matters. The Governmental Consents which are necessary for the consummation of the transactions contemplated hereby shall have been filed, have occurred or have been obtained (all such Governmental Consents being referred to as the "Parent Requisite Regulatory Approvals") and all such Parent Requisite Regulatory Approvals shall be in full force and effect.

         Section 7.4 Frustration of Closing Conditions. None of the Company, Parent or Merger Subsidiary may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Sections 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party's breach of any provision of this Agreement or failure to use its reasonable best efforts to consummate the Merger and the other transactions contemplated hereby, as required by and subject to Section 6.6.

                                 ARTICLE VIII

                           TERMINATION AND EXPENSES

         Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (except as provided below, notwithstanding any approval of this Agreement by the shareholders of the Company):

         (a) by mutual written consent of the Company and Parent;

         (b) by either the Company or Parent,

                  (i) if the Merger has not been consummated as of March 31, 2005 (the "End Date"); provided, however, that if (x) the Merger has not been consummated by such date by reason of non-satisfaction of any of the conditions set forth in Section 7.1(b), 7.2(e) or 7.3(c), or the failure to obtain clearance of the Proxy Statement from the SEC by February 28, 2005, then such date shall automatically be extended to June 30, 2005 (which shall then be the "End Date"); provided, further, that at the End Date, the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose action or failure to fulfill in any material respect any obligation under this Agreement has caused or resulted in the failure of the Merger to be consummated on or before the End Date; or

                  (ii) if the Company Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Company Shareholder Meeting or any adjournment thereof;

         (c) by either the Company or Parent, if there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited or if any Restraint enjoining Parent, Merger Subsidiary or the Company from consummating the Merger is entered and such Restraint shall become final and nonappealable; provided, however, that the right to terminate this Agreement under this
Section 8.1(c) is not available to a party that has not fulfilled its obligations under Section 6.6;

         (d) by Parent, if the Board of Directors of the Company or any committee thereof, shall have made a Company Change in Recommendation, whether or not permitted by the terms hereof;

         (e) by the Company if, prior to receipt of the Company Shareholder Approval, the Company receives a Superior Proposal, resolves to accept such Superior Proposal, and shall have given Parent four (4) Business Days' prior written notice of its intention to terminate pursuant to that provision; or

         (f) by either Parent or the Company, if there shall have been a breach by the other of any of its representations, warranties, covenants or obligations contained herein, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.2(a) (in the case of a breach by the Company), or Section 7.3(a) (in the case of a breach by Parent), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within thirty (30) calendar days after written notice thereof shall have been received by the party alleged to be in breach.

The party desiring to terminate this Agreement pursuant to clause (b), (c),
(d), (e) or (f) of this Section 8.1 shall give written notice of such termination to the other party in accordance with Section 9.4, specifying the provision hereof pursuant to which such termination is effected.

         Section 8.2 Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no effect with no liability or further obligation on the part of any party hereto, except (i) as set forth in Section 8.3, (ii) that this Section 8.2, Section 6.3(b), Article IX and the agreements contained in the Confidentiality Agreement (to the extent set forth therein), shall survive the termination hereof and (iii) that no such termination shall relieve any party of any liability or damages resulting from any willful breach by that party of its covenants under this Agreement to be performed on or prior to the Closing Date or, in the case of Parent, for a breach of Section 5.11.

         Section 8.3 Fees and Expenses.

         (a) (i) Other than as specifically provided in this Section 8.3 or as required by Health Care Laws, the Company shall pay all filing, printing, mailing and related fees and expenses of Parent (but excluding legal, accounting, consulting, advisory and other professional fees and expenses), whether or not the Merger is consummated, related to: (A) Forms A, Forms E and similar insurance regulatory filings; (B) HSR Act filings; and (C) the Proxy Statement; provided, however, that in no event shall the Company be required to pay in excess of $650,000 in the aggregate in respect of all such fees and expenses (it being understood that in the event that such fees and expenses exceed $650,000, such excess shall be paid by the party incurring such fees and expenses), and (ii) if this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(ii) and prior to the time of termination of this Agreement an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made, then (without limiting the obligation of the Company to pay any Termination Fee, the Company shall make a nonrefundable cash payment to Parent at the time specified in Section 8.1(b)(ii) for the reasonably documented direct fees and expenses it has incurred in negotiating and performing this Agreement in an aggregate amount not to exceed $4,000,000 (any such amount actually paid to Parent shall be referred to as the "Paid Expenses").

         (b) If this Agreement is terminated pursuant to Section 8.1(d) or
Section 8.1(e), Parent would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty and, in order to compensate Parent for such damages the Company shall pay to Parent the amount of $17,475,000 by wire transfer in immediately available funds to an account designated in writing by Parent as liquidated damages (the "Termination Fee"); provided, however, that the amount of the Termination Fee that may become payable to Parent shall be reduced by the amount of any Paid Expenses. The Termination Fee payable pursuant to this Section 8.3(b) shall be due and payable by the Company no later than two (2) Business Days after such termination.

         (c) If (i) after the date hereof, any Person publicly announces an Acquisition Proposal that has not been withdrawn, (ii) this Agreement is terminated by either the Company or Parent pursuant to Section 8.1(b)(ii) and at such time of termination Parent is not in breach of any of its representations, warranties and covenants contained herein and (iii) within nine (9) months after the date of this Agreement the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by such Acquisition Proposal, then, if such Acquisition Proposal is consummated, the Company shall pay to Parent the Termination Fee within two
(2) Business Days after the date of consummation of such Acquisition Proposal. Solely for the purposes of this Section 8.3(c), the term "Acquisition Proposal" shall have the meaning assigned to such term in Section 6.4(e)(i), except that all references to "15%" shall be changed to "50%."

         (d) Notwithstanding anything herein to the contrary, absent a willful breach of the provisions hereof by the Company, (i) Section 8.3(b) shall be the sole and exclusive remedy of Parent and Merger Subsidiary for a termination of this Agreement under Section 8.1(d) or Section 8.1(e), and (ii)
Section 8.3(c) shall be the sole and exclusive remedy of Parent and Merger Subsidiary for a termination of this Agreement under Section 8.1(b)(ii).

                                  ARTICLE IX

                                 MISCELLANEOUS

         Section 9.1 Non-Survival of Representations and Warranties and Agreements. The representations, warranties and agreements herein and in any certificate delivered in connection herewith, including any rights arising out of any breach of such representations, warranties and agreements, shall terminate at the Effective Time, except for those agreements contained herein (including Section 6.11) that by their terms apply or are to be performed in whole or in part after the Effective Time and the provisions in this Article IX.

         Section 9.2 Representations and Warranties. Each of Parent and Merger Subsidiary acknowledges and agrees that neither the Company nor any of its Representatives has made any representation or warranty to Parent or Merger Subsidiary, except as specifically set forth in Article IV of this Agreement. Without limiting the generality of the foregoing, no such Person has made any representation or warranty to Parent or Merger Subsidiary with respect to: (a) any information or materials made available by or on behalf of the Company or any of its Subsidiaries, JPMorgan or IntraLinks, Inc., or any Representative of any of them, in connection with the transactions contemplated by this Agreement; or (b) any financial or operational projection or forecast relating to the Company or any of its Subsidiaries.

         Section 9.3 Amendments; No Waivers.

         (a) Any provision hereof (including the Company Disclosure Letter, the Parent Disclosure Letter) may be amended or waived prior to the Effective Time at any time prior to or after the receipt of the Company Shareholder Approval, if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Subsidiary, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after the receipt of Company Shareholder Approval, if any such amendment or waiver shall by Law or in accordance with the rules and regulations of the applicable national securities exchange require further approval of the shareholders of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the shareholders of the Company.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Subject to Section 8.3(d), the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

         Section 9.4 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be deemed to have been duly given upon receipt when delivered in Person, by facsimile (receipt confirmed) or by overnight courier or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to Parent or Merger Subsidiary, to:

             PacifiCare Health Systems, Inc.
             5995 Plaza Drive
             Cypress, California 90630
             Attention: Joseph Konowiecki, Executive Vice President, General
                        Counsel and Secretary
             Facsimile No.:  (714) 226-3171

             with a copy (which shall not constitute notice) to:

             Cooley Godward LLP
             4401 Eastgate Mall
             San Diego, California  92121
             Attention:  Frederick T. Muto, Esq.
             Facsimile No.:  (858) 550-6420

         (b) if to the Company, to:

             American Medical Security Group, Inc.
             3100 AMS Boulevard
             Green Bay, Wisconsin 54313
             Attention: Timothy J. Moore, Senior Vice President of Corporate
                        Affairs, General Counsel and Secretary
             Facsimile No.:  (920) 661-1131

             with a copy (which shall not constitute notice) to:

             Skadden, Arps, Slate, Meagher & Flom LLP
             Four Times Square
             New York, New York 10036-6522
             Attention:  Paul T. Schnell, Esq.
                         Robert J. Sullivan, Esq.
             Facsimile No.:  (212) 735-2000

         Section 9.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Merger Subsidiary may transfer or assign in whole to a wholly-owned Subsidiary of Parent its rights under this Agreement, but any such transfer or assignment will not relieve Merger Subsidiary of its obligations hereunder.

         Section 9.6 Governing Law. This Agreement, including all matters of construction, validity and performance, shall be construed in accordance with and governed by the Laws of the State of Delaware (without regard to principles of conflicts of Laws), except that the Merger shall be construed in accordance with and governed by the Laws of the State of Wisconsin.

         Section 9.7 Consent to Jurisdiction. Each of the parties hereto: (a) irrevocably consents to submit itself to the personal jurisdiction of any state or federal court of competent jurisdiction located in Wilmington, Delaware, for the purpose of any action or proceeding arising out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating hereto or any of the transactions contemplated hereby in any court other than a state or federal court of competent jurisdiction located in Wilmington, Delaware.

         Section 9.8 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 9.9 Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 9.10 Entire Agreement. This Agreement (including the Company Disclosure Letter, the Parent Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede and cancel all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties, oral and written, with respect to the subject matter hereof and thereof.

         Section 9.11 Third Party Beneficiaries. Except as expressly provided herein, this Agreement is for the sole benefit of the parties and their permitted successors and assigns and nothing herein expressed or implied will give or be construed to give any Person, other than the parties and such permitted successors and assigns, any legal or equitable rights hereunder; provided, however, that the parties hereto specifically acknowledge and agree that the provisions of Section 6.11 hereof are intended to be for the benefit of, and shall be enforceable by, all current or former directors or officers of the Company and its Subsidiaries (in all of their capacities) affected thereby. All references herein to the enforceability of agreements with Third Parties, the existence or non-existence of Third-Party rights, the absence of breaches or defaults by Third Parties, or similar matters or statements, are intended only to allocate rights and risks among the parties hereto and were not intended to be admissions against interests, give rise to any inference or proof of accuracy, be admissible against any party hereto by any Person who is not a party hereto, or give rise to any claim or benefit to any Person who is not a party hereto.

         Section 9.12 Severability. If any term, provision, covenant or restriction hereof is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         Section 9.13 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 9.14 Construction.

         (a) The article and section headings contained herein are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used herein, (i) unless otherwise specified herein, the term "affiliate," with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person, (ii) the term "including" shall mean "including, without limitation", (iii) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires,
(iv) the words "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the Company Disclosure Letter and the Parent Disclosure Letter) and not to any particular provision of this Agreement, and article, section and paragraph references are to the articles, sections and paragraphs of this Agreement, and references to schedules are to the Company Disclosure Letter and the Parent Disclosure Letter, as applicable, unless otherwise specified, (v) the words "date hereof" shall mean September 15, 2004, (vi) the word "or" shall not be exclusive and (vii) any of Parent, Merger Subsidiary and the Company will be referred to herein individually as a "party" and collectively as "parties" (except where the context otherwise requires).

         (b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         (c) Any reference to any federal, state, local or non-United States Law shall be deemed also to refer to all rules and regulations promulgated thereunder and any predecessor or successor Law, rules and regulations, in each case as amended or as otherwise modified from time to time, unless the context otherwise requires.

                           [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       AMERICAN MEDICAL SECURITY GROUP, INC.


                                       By:  /s/ Samuel V. Miller
                                            ----------------------------------
                                            Name:   Samuel V. Miller
                                            Title:  Chairman of the Board of
                                                    Directors, President and
                                                    Chief Executive Officer


                                       PACIFICARE HEALTH SYSTEMS, INC.


                                       By: /s/ Howard G. Phanstiel
                                           -----------------------------------
                                           Name:   Howard G. Phanstiel
                                           Title:  Chairman of the Board of
                                                   Directors and Chief
                                                   Executive Officer


                                       ASHLAND ACQUISITION CORP.


                                       By: /s/ Howard G. Phanstiel
                                           -----------------------------------
                                           Name:  Howard G. Phanstiel
                                           Title: President and Chief
                                                  Executive Officer